                                                               EXHIBIT NO.10.43


                               OFFICE SPACE LEASE

                                 by and between

                                MONUMENT ONE LLC

                                  as Landlord,

                                      and

                          E.SPIRE COMMUNICATIONS, INC.

                                   as Tenant



                            Fairfax County, Virginia

TABLE OF CONTENTS


SCHEDULE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.       DEMISE AND TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         A.      Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         B.      Delays.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         C.      Partial Substantial Completion.  . . . . . . . . . . . . . . . . . . . . . . .   3
         D.      Extended Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         E.      Prior Occupancy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

2.       RENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         A.      Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         B.      Components of Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         C.      Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         D.      Allocation of Rent Abatement for Tax Purposes. . . . . . . . . . . . . . . . .  11

3.       USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

4.       CONDITION OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.       BUILDING SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         A.      Basic Services.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         B.      Electricity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         C.      Telephones.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         D.      Additional Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         E.      Failure or Delay in Furnishing Services. . . . . . . . . . . . . . . . . . . .  13
         F.      Tenant's Option to Provide Electricity and Char Service. . . . . . . . . . . .  13
         G.      Excess Use of Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

6.       RULES AND REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

7.       CERTAIN RIGHTS RESERVED TO LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . .  15

8.       MAINTENANCE AND REPAIRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         A.      General Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         B.      Noise and Vibration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

9.       ALTERATIONS; SIGNS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         A.      Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         B.      Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         C.      Signs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         D.      Building Signage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

10.      INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         A.      Tenant's Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         B.      Landlord's Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         C.      Risk of Loss.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

11.      TENANT'S AND LANDLORD'S RESPONSIBILITIES.  . . . . . . . . . . . . . . . . . . . . . .  19
         A.      Tenant's Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         B.      Landlord's Responsibilities. . . . . . . . . . . . . . . . . . . . . . . . . .  20

12.      FIRE OR OTHER CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         A.      Destruction of the Building 20
         B.      Destruction of the Premises. . . . . . . . . . . . . . . . . . . . . . . . . .  20

13.      CONDEMNATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

14.      ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         A.      Landlord's Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         B.      Standards for Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         C.      Recapture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         D.      Assignment or Subletting to Affiliates.  . . . . . . . . . . . . . . . . . . .  23
         E.      Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

15.      SURRENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

16.      DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         A.      Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         B.      Right of Re-Entry. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         C.      Termination of Right to Possession.  . . . . . . . . . . . . . . . . . . . . .  25
         D.      Termination of Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         E.      Other Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         F.      Bankruptcy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         G.      Waiver of Trial by Jury. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         H.      Venue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

17.      HOLDING OVER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

18.      SECURITY DEPOSIT.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         A.      Amount.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         B.      Security.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         C.      Form.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         D.      Right to Draw. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         E.      Right to Pledge or Assign. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         F.      Reservation of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         G.      Reduction of Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . .  28
         H.      Return of Security Deposit.  . . . . . . . . . . . . . . . . . . . . . . . . .  28

19.      INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

20.      ESTOPPEL CERTIFICATE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

21.      FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         A.      Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         B.      Mortgagee Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

22.      QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

23.      BROKER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

24.      NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

25.      PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

26.      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         A.      Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         B.      Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         C.      Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         D.      Execution, Delivery and Authority. . . . . . . . . . . . . . . . . . . . . . .  31
         E.      Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         F.      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         G.      Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         H.      Joint and Several Liability. . . . . . . . . . . . . . . . . . . . . . . . . .  32
         I.      Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         J.      Captions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         K.      No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         L.      Limitation of Liability; Effect of Sale. . . . . . . . . . . . . . . . . . . .  32
         M.      No Partnership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         N.      Tenant's Duty to Mitigate. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         O.      Compliance with Laws as of Commencement Date.  . . . . . . . . . . . . . . . .  33
         P.      Environmental Representation.  . . . . . . . . . . . . . . . . . . . . . . . .  33

27.      ACCESS RIGHTS TO ADDITIONAL MONUMENT BUILDINGS.  . . . . . . . . . . . . . . . . . . .  33

28.      AVAILABLE SPACE IN ADDITIONAL MONUMENT BUILDINGS.  . . . . . . . . . . . . . . . . . .  34

29.      ANTENNA RIGHTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         A.      Scope of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         B.      Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         C.      Installation Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         D.      Interference.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         E.      Maintenance and Removal of the Antenna Equipment.  . . . . . . . . . . . . . .  36
         F.      Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         G.      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         H.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

30.      ACCESS RIGHTS FOR CABLING COMMUNICATIONS EQUIPMENT.  . . . . . . . . . . . . . . . . .  37

                               OFFICE SPACE LEASE

         THIS OFFICE SPACE LEASE ("Lease"), a deed of lease, is made as of the _____ day of _____, 1998, between MONUMENT ONE LLC, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and E.SPIRE COMMUNICATIONS, INC. ("Tenant"), for space in the building commonly known as Monument I which is located at 12975 Worldgate Drive, Herndon, Fairfax County, Virginia 20765 (such building, together with the land upon which it is situated (which land is depicted on EXHIBIT A-1) and common areas, including, without limitation, all sidewalks, parking areas and landscaped areas, being herein referred to as the "Building"). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

                                    SCHEDULE

1.  PREMISES - FLOORS:                     The entire rentable square
                                           feet on each floor of the
                                           Building (i.e., floors 1
                                           through 7).

2.  COMMENCEMENT DATE:                     March 1, 1999.

2a. PHASE I COMMENCEMENT DATE:             March 1, 1999.

2b. PHASE II COMMENCEMENT DATE:            April 1, 1999.

3.  EXPIRATION DATE:                       February 28, 2009, subject to
                                           adjustment as set forth in Section
                                           1.D hereof.

4.  RENTABLE SQUARE FEET OF THE PREMISES:  167,285, as determined in accordance with the BOMA Method of Measurement.

5.  RENTABLE SQUARE FEET OF THE BUILDING:  167,285, as determined in accordance with the BOMA Method of Measurement.

6.  BASE RENT:                             The base rent ("Base Rent")for each
                                           Lease Year (being defined as each
                                           consecutive twelve-month period
                                           beginning on the Commencement Date)
                                           during the Term shall be as follows:


                                                       ANNUAL
                                           LEASE     BASE RENT        ANNUAL           MONTHLY
                                           YEAR      PER SQ FT       BASE RENT        BASE RENT
                                             1         $28.38      $4,747,548.36     $395,629.03

                                             2         $29.09      $4,866,320.64     $405,526.72

                                             3         $29.82      $4,988,438.76     $415,703.23

                                             4         $30.56      $5,112,229.56     $426,019.13

                                             5         $31.33      $5,241,039.00     $436,753.25

                                             6         $32.11      $5,371,521.36     $447,626.78

                                             7         $32.91      $5,505,349.32     $458,779.11

                                             8         $33.73      $5,642,523.00     $470,210.25

                                             9         $34.58      $5,784,715.32     $482,059.61

                                            10         $35.44      $5,928,580.44     $494,048.37


7.  TENANT'S PROPORTIONATE SHARE:          100%

8.  SECURITY DEPOSIT:                      $791,258.06.

9.  BROKER(S):            LANDLORD'S:      Millennium Realty Advisors LLC
                          TENANT'S:        CB Richard Ellis, Inc.

10.  EXHIBITS:                             A.     Floor Plans
                                           A-1    Description of Land
                                           B.     Work Agreement
                                           B-1    Modified Shell Definition
                                           C.     Rules and Regulations
                                           D.     Estoppel Certificate
                                           E.     Intentionally Omitted
                                           F.     HVAC Specifications
                                           G.     Letter of Credit
                                           H.     Antenna Equipment and Location

11.  COMMENCEMENT DATE OF EXTENSION TERM:  First Extension Term - The first day after the Expiration Date (being
                                           March 1, 2009 if the Expiration Date
                                           is February 28, 2009).

                                           Second Extension Term - The first day
                                           after the expiration of the first
                                           Extension Term (being March 1, 2012
                                           if the Expiration Date of the First
                                           Extension Term is February 29, 2012).

12.  EXPIRATION DATE OF EXTENSION TERM:    First Extension Term - Three (3)
                                           years after the Commencement Date of
                                           the first Extension Term (being
                                           February 29, 2012 if the
                                           Commencement Date of the first
                                           Extension Term is March 1, 2009).

                                           Second Extension Term - Five (5)
                                           years after the Commencement Date of
                                           the second Extension Term (being
                                           February 28, 2017 if the Commencement
                                           Date of the second Extension is Term
                                           March 1, 2012).

1.       DEMISE AND TERM.

         A. TERM. This Lease shall be effective as of the date hereof. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in ITEM 1 of the Schedule and shown on the plans attached hereto as EXHIBIT A, subject to the covenants and conditions set forth in this Lease, for a term (as it may be extended in accordance with the terms of this Lease, the "Term") commencing on the date (the "Commencement Date") described in ITEM 2 of the Schedule and expiring on the date (the "Expiration Date") described in ITEM 3 of the Schedule, as may be extended in accordance with the terms of Section 1.D below, unless terminated earlier as otherwise provided in this Lease. The Tenant Work (as defined in EXHIBIT B) to be constructed in the Premises may be constructed in two (2) phases: Phase I (as hereinafter defined) and Phase II (as hereinafter defined). References herein to "any phase" shall refer to either Phase I or Phase II, and references herein to "each phase" shall refer to Phase I and Phase II. The portion of the Premises located on the 3rd, 4th, 5th 6th and 7th floors of the Building shall hereinafter be referred to as "Phase I" and the portion of the Premises located on the 1st and 2nd floors of the Building shall hereinafter be referred to as "Phase II."

         B. DELAYS. If (i) the Phase I portion of the Tenant Work to be built by Landlord pursuant to EXHIBIT B is not substantially completed by Landlord on or before the Phase I Commencement Date or Landlord is otherwise unable to deliver possession of the Phase I portion of the Premises to Tenant on or before the Phase I Commencement Date for any reason or cause, or (ii) the Phase II portion of the Tenant

Work to be built by Landlord pursuant to EXHIBIT B is not substantially completed by Landlord on or before the Phase II Commencement Date or Landlord is otherwise unable to deliver possession of the Phase II portion of the Premises to Tenant on or before the Phase II Commencement Date, this Lease shall not be void or voidable, nor shall Landlord or Landlord's agents and employees be liable to Tenant for any loss or damage resulting therefrom, and, subject to the abatement set forth in this Section 1.B, all the obligations of Tenant hereunder, including, but not limited to, the obligations of Tenant to pay Base Rent, Adjustment Rent and any other Rent payable hereunder shall not be delayed and shall begin on the Commencement Date. Notwithstanding the foregoing, in the event that (i) substantial completion of the Tenant Work on any floor of the Phase I portion of the Premises is delayed beyond the Phase I Commencement Date as a result of a Landlord Delay, or (ii) substantial completion of the Tenant Work on any floor of the Phase II portion of the Premises is delayed beyond the Phase II Commencement Date as a result of a Landlord Delay, then Tenant shall be entitled to an abatement of one (1) day of Base Rent applicable to such floor (the "Per Diem Base Rent") for each day of Landlord Delay applicable to such floor (but in no event shall such number of days be more than the number of days that substantial completion of such floor is delayed beyond the applicable commencement date for such floor (i.e., the Phase I Commencement Date for any floor in the Phase I portion of the Premises and the Phase II Commencement Date for any floor in the Phase II portion of the Premises) as a result of a Landlord Delay). The Per Diem Base Rent for any floor shall be (i) the rentable square footage of such floor(s), times (ii) the per square foot rate payable hereunder during Lease Year 1, as set forth in ITEM 6 of the Schedule, divided by (iii) three hundred sixty-five (365). Substantial Completion of the Premises, or any floor thereof, shall be determined as set forth in Paragraph 7.1 of the Work Agreement.

         C. PARTIAL SUBSTANTIAL COMPLETION. In the event that any portion of any floor(s) of the Premises is occupied by Tenant for the purpose of conducting business therein (as opposed to preparing the Premises for Tenant's use) prior to the applicable commencement date for such floor (i.e., the Phase I Commencement Date for any floor in the Phase I portion of the Premises and the Phase II Commencement Date for any floor in the Phase II portion of the Premises), then with respect to such floor(s), Tenant's tenancy thereof shall be deemed to be by the day and all of Tenant's obligations hereunder shall commence as of the first day of such occupancy; provided, however, that for each day prior to such applicable commencement date that Tenant occupies any floor(s) of the Premises, Tenant shall be responsible for paying Base Rent only for such floor(s) (such Base Rent to be calculated as the rentable square feet of such floor(s) times the per square foot rate payable hereunder during Lease Year 1 as set forth in ITEM 6 of the Schedule, pro rated for the number of days in such tenancy). The foregoing sentence shall not be deemed to imply a right of Tenant to occupy any floor of the Premises prior to the date that the Tenant Work for such floor is substantially complete and Landlord notifies Tenant thereof nor an obligation that Tenant occupy any portion of the Premises prior to the applicable commencement date for such portion of the Premises, nor shall it be deemed an obligation of Landlord to deliver any portion of the Premises prior to the applicable commencement date for such portion of the Premises.

         D.      EXTENDED TERM.

                 (i) Landlord grants Tenant the options (together referred to as the "Extension Options," and individually sometimes referred to as an "Extension Option") to extend the Term for up to two (2) consecutive periods the first of which (the "First Extension Option") shall be for three (3) years (the "First Extension Term") and the second of which (the "Second Extension Option") shall be for five (5) years (the "Second Extension Term") (together sometimes referred to as the "Extension Terms"). The First Extension Term and the Second Extension Term shall commence upon the dates described in ITEM 11 of the Schedule and shall expire on the dates described in ITEM 12 of the Schedule subject to the covenants and conditions set forth in this Section. Tenant shall have no right to an extension of the Term if at the time Tenant seeks to exercise the applicable Extension Option, or at the time the applicable Extension Term would have otherwise commenced, (a) Tenant has then assigned this Lease or is then subletting more than fifty percent (50%) of the Premises (other than to any Qualified Tenant Affiliates); and (b) Tenant's financial strength and general creditworthiness is less than the financial strength and general creditworthiness of Tenant as of the date hereof; provided, however, that the occurrence of the foregoing condition set forth in this Section 1.D(i) shall not void Tenant's exercise of the Extension Option if Tenant delivers to Landlord with its Exercise

         Notice (hereinafter defined) an additional Security Deposit in an amount equal to four (4) times the monthly Base Rent then in effect (which additional Security Deposit may be delivered in the form of cash or Letter of Credit (in the form required in Section 18) and shall be added to the original Security Deposit and be governed by the provisions of Section 18 hereof), or (iii) Tenant is in default under this Lease. In addition, Tenant shall have no right to exercise the Second Extension Option unless the First Extension Option has been exercised and the Lease is otherwise in full force and effect. To exercise the First Extension Option, Tenant shall give notice of its exercise ("Exercise Notice") to Landlord not earlier than twenty-four
         (24) months prior to the Expiration Date and not later than nine (9) months prior to the Expiration Date, and to exercise the Second Extension Option, Tenant shall give its Exercise Notice to Landlord not earlier than twenty-four (24) months prior to the expiration of the First Extension Term and not later than nine (9) months prior to the expiration of the First Extension Term. If Tenant is entitled to and gives Landlord notice in accordance with the terms of this Section, the Term shall be extended for the period commencing on the Commencement Date of the applicable Extension Term and expiring on the Expiration Date of the applicable Extension Term and, except as set forth below in this Section, shall be on the same terms and condition as are set forth in this Lease. Base Rent during the extended Term shall be the then-current (i.e., as of the commencement of the applicable Extension Term) market rent for first-class office properties in Herndon and Reston, Virginia of comparable quality and character to the Building built no later than the Building (the "Market Rate"), with subsequent escalations in Base Rent thereafter to be determined by market practice with respect to comparable space, as such Base Rent is reasonably determined by Landlord (and notice thereof delivered to Tenant); provided, however, Landlord shall have no obligation to deliver to Tenant notice of such Base Rent determination earlier than the later of the following dates (i) the date that is twelve (12) months prior to the Expiration Date in the case of a Base Rent determination in connection with the First Extension Option and twelve (12) months prior to the expiration of the First Extension Term in the case of a Base Rent determination in connection with the Second Extension Option, or (ii) the date that is forty-five (45) days after the date that Tenant delivers to Landlord the applicable Exercise Notice. Further, the Base Year, as such term is hereinafter defined in Section 2.B.(ii) hereof, for the First Extension Term shall be the calendar year during which the commencement of the First Extension Term occurs and the Base Year for the Second Extension term shall be the calendar year during which the commencement of the Second Extension Term occurs. The new Base Year shall be taken in consideration in determining the Market Rent.

                 (ii) If Tenant disagrees with Landlord's determination of Base Rent for any Extension Term, Tenant shall give Landlord notice of objection within five (5) days after Landlord delivers to Tenant notice of Landlord's Base Rent determination; otherwise Landlord's determination shall be deemed conclusive. If Tenant timely delivers to Landlord such notice of objection as provided above, then Landlord and Tenant shall negotiate in good faith to determine the amount of Base Rent within ten (10) days of the date of Landlord's receipt of Tenant's written notice of objection (the "Negotiation Period").

                 (iii) In the event Landlord and Tenant are unable to agree upon the Base Rent for the applicable Extension Term within the Negotiation Period, then Tenant shall be entitled to elect to proceed with the binding arbitration process set forth below by delivering to Landlord written notice of such election within fifteen (15) days after the expiration of the Negotiation Period. If Tenant timely elects to proceed with binding arbitration, then the Base Rent for the applicable Extension Term shall be based upon the Market Rate for first-class office properties of comparable quality and character to the Building built no later than the Building in Reston and Herndon, Virginia, as determined by binding arbitration in accordance with the following procedures. Within fifteen (15) days after Tenant delivers to Landlord notice of its election to proceed to binding arbitration, Landlord and Tenant shall each select a real estate broker (based on the criteria set forth in subsection 1.D. (iv) hereof). Within twenty
         (20) days of their selection, each broker shall make a written determination of the Market Rate for the Extension Term. All determinations of the Market Rate shall be in writing. The party appointing each broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to the other party. If the Market Rate determination of the broker designated by Landlord is within five percent (5%) of the Market Rate determination of the broker designated by Tenant, then the Base Rent for the applicable Extension Term shall be the average of the two Base Rent determinations for the Extension Term. If the Market Rate determinations of these two brokers vary by more than five percent (5%), then a third broker shall be selected by the initial two brokers within fifteen (15) business days after the initial two valuation reports have been delivered to the parties (the third broker also having the qualifications set forth in subsection 1.D. (iv) below).
         If a third broker is appointed, the third broker shall review the valuation reports of the initial two brokers and select the one of the initial two valuation reports that most closely reflects the Market Rate for the applicable Extension Term. The third broker shall promptly deliver a report of his determination to each of the parties. The determination of the Market Rate for the applicable Extension Term pursuant to this subsection 1.D. (iv) hereof shall be final and binding upon Landlord and Tenant. The expenses of each of the first two brokers appointed under this subsection 1.D. (iv) shall be borne by the party appointing such broker. The expenses of the third broker appointed under this subsection 1.D. (iv) shall be paid one-half
         (1/2) by Landlord and one-half ( 1/2) by Tenant.

                 (iv) The real estate brokers selected by Landlord and Tenant shall have the following qualifications: (i) must be a independent and licensed real estate broker in the Commonwealth of Virginia; (ii) must have a minimum of ten (10) years' experience in commercial office leasing in the Fairfax, Virginia area; (iii) must be an active broker in the Northern Virginia area and known for commercial office expertise; (iv) must have experience representing both landlords and tenants; (v) in the case of the third broker only, is not then representing either Landlord or Tenant; and (vi) in the case of the third broker only, shall not have been involved in any disputes with Landlord, Tenant or any of the other brokers. In the event that real estate brokers with the qualifications described in this subsection 1.D. (iv) are unavailable, qualified consultants with similar qualifications may be substitutes.

                 (v) An amendment modifying the Lease to set forth the Base Rent and new Base Year for the Premises during the applicable Extension Term shall be executed by Landlord and Tenant within ten
         (10) days of Landlord's determination thereof, of the parties' agreement thereto (if applicable) or of the determination of the Base Rent by the brokers pursuant to subsection 1.D. (iii) hereof. In the event that (i) Tenant and Landlord fail to agree on the Base Rent for the Extension Term within the Negotiation Period, and Tenant does not timely elects to proceed with binding arbitration, or (ii) any of the conditions set forth in subsection 1.D. (i) are not satisfied, then this extension option shall be null, void and of no further force or effect and the Lease shall end on the date otherwise scheduled for expiration thereof, unless earlier terminated in accordance with the terms thereof. Tenant shall have no further right or option to extend the Term. Time is of the essence with respect to this Section 1.D.

         E. PRIOR OCCUPANCY. Tenant and Tenant's contractors shall have joint access (24 hours per day) to the Premises with Landlord and Landlord's contractor prior to Landlord's delivery of possession of the Premises to Tenant for the purpose of installing telephone, computer, other special equipment and furniture, optic fibers, a telecommunications switch and to inspect the progress of the Tenant Work in the Premises, provided that in Landlord's judgement (i) such joint access will not cause unreasonable interference with the work of Landlord's contractor; (ii) there are no delays created thereby in the construction process of the improvements to be constructed by Landlord in the Premises or the Building; (iii) an acceptable schedule of work is agreed upon between Landlord's contractor and Tenant's contractors. Any delay in substantial completion of the Premises that results therefrom shall be deemed a Tenant Delay. Tenant shall indemnify, hold harmless, and defend Landlord from any loss, damage, cost or expense (including attorneys' fees and court costs) incurred by Landlord, whether before or after the applicable commencement date, as a result of the performance of such work by Tenant or Tenant's contractor, and in addition to any other rights Landlord may have as a result thereof, Landlord shall have the right to apply all or a portion of the Improvement Allowance (hereinafter defined) against any such loss,damage, cost or expense incurred by Landlord as a result thereof. In addition, Tenant shall not be permitted to enter the Premises until Landlord has approved all furniture, equipment and other items to be installed by Tenant or its contractor, as well as the plans for such installation, and Landlord and Tenant have agreed in writing to a schedule for all of the foregoing work to be completed by Tenant or its contractor in the Premises. Access, if any, to the Premises by Tenant in accordance with the foregoing and solely for the purposes set forth above shall not be deemed to advance the applicable commencement date.

         F. EXTENDED DELAY IN COMMENCEMENT DATE. Notwithstanding anything to the contrary contained in this Section 1 above, if (i) the Phase I portion of the Tenant Work (as defined in EXHIBIT B) or the Phase II portion of the Tenant Work to be built by Landlord pursuant to EXHIBIT B is not substantially completed by Landlord on or before the date that is three hundred forty-eight
(348) days after the Award Date (as defined in EXHIBIT B hereof) applicable to such phase for any reason or cause other than due to an event of Tenant Delay (as defined in EXHIBIT B hereof) or Termination Force Majeure (as defined below) or (ii) the Phase I portion of the Tenant Work or the Phase II portion of the Tenant Work to be built by Landlord pursuant to EXHIBIT B is not substantially completed by Landlord on or before the date that is five hundred thirty-three (533) days after the Award Date applicable to such phase for any reason or cause other than due to an event of Tenant Delay, then Tenant shall have the right to terminate this Lease by delivering to Landlord, no later than ten (10) days after such date, fifteen (15) days prior written notice of such termination. In the event Landlord substantially completes the applicable phase of the Tenant Work on or before the expiration of such fifteen (15)-day period, such right of termination shall be deemed to be void and without effect. In the event the applicable phase of the Tenant Work is not substantially complete on or before the expiration of such fifteen (15)-day period, this Lease shall immediately terminate, and all rights, obligations and liabilities of the parties hereunder shall be released and discharged. If any phase of the Tenant Work (i.e., Phase I or Phase II) to be built by Landlord pursuant to EXHIBIT B is not substantially completed by Landlord on or before the date that is three hundred forty-eight (348) days after the Award Date applicable to such phase, Landlord shall deliver to Tenant a good faith estimate of the date that Landlord then anticipates that such phase of the Tenant Work will be substantially completed. The term "Termination Force Majeure" shall mean acts of God, strikes, sabotage, accidents, acts of war, fire and casualty, legal requirements, government restrictions or controls on construction, insurance reimbursement problems or delays, emergencies, shortages or inability to obtain labor, materials or equipment, energy shortage, the failure of the applicable governmental authority to issue building permits for the Tenant Work within twenty-one (21) days after Landlord has submitted to the appropriate authority an application for such building permit with the required documentation, the failure of the applicable governmental authority to conduct inspections required in connection with the Tenant Work (and issue its approval or disapproval thereof) within three (3) business days after Landlord has submitted to the appropriate authority a request for such inspection or the failure of the applicable governmental authority to issue a certificate of occupancy for the Premises within five (5) business days after Landlord has submitted to the appropriate authority an application (which application shall have been submitted after receipt of the approvals from all inspections that are required as a condition precedent to submitting such application) for such certificate of occupancy, or any causes beyond the reasonable control of Landlord.

2.       RENT.

         A. DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings:

                 (i)      INTENTIONALLY OMITTED.

                 (ii) "EXPENSES" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building, including, without limitation, exterior common areas. Tenant acknowledges that the Building is located in the Worldgate Corporate Park and that certain expenses ("Worldgate CAM Charges") associated with the maintenance, security and/or operation of certain portions of the Worldgate Corporate Park will be shared by various owners of property in the Worldgate Corporate Park. Accordingly, for purposes of this Lease "Expenses" shall also include the Landlord's or the Building's share of any Worldgate CAM Charges and any other costs, charges or assessments incurred by Landlord or charged against the Building for the common maintenance, security or operations of one or more buildings in the Worldgate Corporate Park or any other expenses shared by the owners of one or more buildings in the Worldgate Corporate Park. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements ("Permitted Capital Improvements") (1) made or installed for the purpose of reducing Expenses (provided, however, if any such capital improvement is anticipated to cost more than $500,000, then Landlord shall give Tenant notice thereof and if Tenant delivers to Landlord within fifteen (15) days after such notice a report from a Virginia licensed engineer demonstrating that such capital improvement is not likely to reduce Expenses, then such improvement shall be considered a Permitted Capital Improvement only if Landlord obtains and delivers to Tenant a report from an engineer approved by Landlord and Tenant stating that it is likely that such capital improvement will reduce Expenses), or
         (2) made or installed pursuant to governmental requirement or insurance requirement (provided, however, in no event shall Expenses include in any calendar year more than $40,000.00 for the amortization of any Permitted Capital Improvement made pursuant to any governmental requirement or any insurance requirement), which Permitted Capital Improvements shall be amortized by Landlord in accordance with any method permitted for federal tax purposes or generally accepted accounting principles); (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) and penalties and late charges related thereto; (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses of negotiating leases; (h) salaries and fringe benefits of employees above the grade of building manager; (i) management fees in excess of those customarily charged for similar types of first-class buildings in Fairfax County, Virginia; (j) depreciation expenses on any fixed assets (except as set forth above in connection with costs of capital improvements which may be included in the definition of Expenses); (k) cost of correcting any defect (excluding standard repairs and replacements resulting from ordinary wear and tear, use, fire, casualty, or vandalism) in the physical condition of the Building resulting from the original construction of the Building, provided that, except with respect to a Latent Building Defect, such corrections are made, or Tenant delivers to Landlord written notice thereof, within the first Lease Year; (l) Taxes; (m) Landlord's general corporate overhead and general administrative expenses relating exclusively to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as annual fees, partnership organization and administration expenses and deed recordation expenses; (n) the cost of any repair made by Landlord because of a condemnation of the Building (or any part thereof), but only to the extent Landlord is reimbursed therefor from condemnation proceeds; (o) the profit portion of any amount paid to a corporation, entity, or person which controls, is controlled by, or is in common control with Landlord for goods or services, to the extent such amount is not reasonably comparable to the amount paid for similar goods or services provided to first-class office buildings in the Reston and Herndon, Virginia area providing services similar to, and to the same level as, those provided for the Building (for purposes of this item, "control" shall be deemed to be ownership of more than twenty-five percent (25%) of the legal and equitable interest of the controlled corporation or other business entity); (p) ground rent payments on any ground lease, except for that portion of any ground rent payments made by Landlord that represent the pass-through of real estate taxes and operating expenses from any ground lessor to Landlord that are otherwise permitted hereunder; (q) the cost of any capital expenditures as determined for federal income tax purposes, except for any

         Permitted Capital Improvements; (r) fines or penalties incurred by Landlord as a result of Landlord's failure to pay when due Taxes, but only if Tenant is current on all payments of Rent due hereunder at the time such payments are due and at the time any such fines or penalties are incurred by Landlord; (s) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Building for a profit, with respect to which tenants of the Building receive no benefit without paying a separate fee therefor; (t) any penalties or finesincurred as a result of Landlord's negligent violation of any federal, state or local law or regulation, unless the violation results in whole or in part from any act or omission of Tenant, any other tenant of the Building (to the extent not recovered directly from such tenant) or any other cause not within Landlord's exclusive control; (u) the cost of any repair, restoration, replacement or other item, to the extent Landlord is actually reimbursed therefor by insurance, warranties or condemnation proceeds or directly by any tenant in the Building (other than through the pass-through of operating expenses); (v) costs incurred for any items to the extent Landlord is reimbursed therefor from the proceeds of a manufacturer's materialman's, vendor's or contractor's warranty; (w) costs (including any construction allowance or similar consideration paid to a tenant) incurred in renovating or otherwise improving, decorating, painting or redecorating space leased to specific tenants or vacant rentable space leased or available to lease to prospective tenants of the Building (specifically excluding any common areas), unless such items are similarly provided to, or benefit generally, Tenant; or (x) costs of HVAC outside normal business hours sold to tenants of the Building by Landlord, but only if and to the extent Landlord receives reimbursement therefor from such tenants as an additional charge. Expenses shall be determined on a cash or accrual basis, as Landlord may elect, based on generally accepted accounting principles, consistently applied. Tenant shall promptly give Landlord notice of any defect in the Building of which Tenant is aware. As used herein, the term "Latent Building Defect" shall mean a defect in the condition of the Building existing as of the date that the Premises is delivered to Tenant that could not have reasonably been discovered within the first Lease Year by a reasonable visual inspection of the Premises and the common area of the Building or in the ordinary course of Tenant's business.

                 (iii) "RENT" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

                 (iv) "TAXES" shall mean all taxes, assessments and fees, general or special, extraordinary or ordinary or foreseen or unforeseen, now or hereafter assessed, imposed or levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including, without limitation, those related to school, public betterment, general or local improvements and operations or imposed in connection with any business improvement or special taxing district, storm water management taxes, assessments or fees and all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for or in addition to, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes.
         For the purpose of determining Taxes for any given year, the amount to be included for such year shall be Taxes which are assessed for, become a lien during, accrued for or allocated to such year rather than Taxes which are due for payment or paid during such year.

                 (v) "TENANT'S PROPORTIONATE SHARE" shall mean the percentage set forth in ITEM 7 of the Schedule which has been determined by dividing the Rentable Square Feet of the Premises (as defined in ITEM 4 of the Schedule) by the Rentable Square Feet of the Building (as defined in ITEM 5 of the Schedule). Such rentable square feet have been determined using the modified Building Owners and Managers Association method of measurement (1996 edition).

         B. COMPONENTS OF RENT. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

                 (i) Commencing on the Commencement Date, Base Rent to be paid in monthly installments in the amount set forth in ITEM 6 of the
         Schedule in advance on or before the first day of each month of the Term, without demand. Base Rent for any partial month during the Term shall be prorated on a daily basis based upon a thirty (30)-day month and shall be paid in advance. Notwithstanding the foregoing, the Base Rent applicable to Phase II of the Premises shall be abated for the period beginning with the Commencement Date and ending with the earlier of (i) the Phase II Commencement Date, or (ii) the date any portion of Phase II of the Premises is occupied by Tenant for the purpose of conducting business therein. The per diem Base Rent for each floor in Phase II shall be calculated as set forth in Section 1.B hereof.

                 (ii) Commencing one year after the Commencement Date, Adjustment rent ("Adjustment Rent") in an amount equal to the sum of
         (a) Tenant's Proportionate Share of the amount by which Expenses for each calendar year (or portion thereof in the event of a partial calendar year during the Term) exceeds Expenses for calendar year 1999 (the "Base Year"), plus (b) Tenant's Proportionate Share of the amount by which Taxes for each calendar year (or portion thereof in the event of a partial calendar year during the Term) exceeds Taxes for the Base Year. Prior to each calendar year during the Term, or as soon as reasonably possible, Landlord shall estimate, in good faith, and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate, provided such revisions shall not be made more frequently than twice in any twelve month period. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year (the "Expense Statement"). Tenant acknowledges that actual Taxes for a calendar year may not be determined until after actual Expenses for such calendar year are determined. Accordingly, Tenant acknowledges that Landlord may report the actual Expenses and actual Taxes for a calendar year separately. Within thirty (30) days after receipt of such Expense Statement or Expense Statements, Tenant shall pay to Landlord the excess of Adjustment Rent due for such calendar year over any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that in the event Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall promptly refund such excess to Tenant, provided Tenant is not then in default hereunder, in either case without interest to Tenant. For any partial Adjustment Year (i.e., less than a full calendar year), the Expenses for the Base Year and the Taxes for the Base Year shall be pro rated based upon the number of days in such Adjustment Year and the resulting amounts shall be compared to the Expenses and the Taxes, respectively, in determining the Adjustment Rent for such partial Adjustment Year.

                 (iii) Within ninety (90) days of receipt of any Expense Statement, Tenant shall be entitled to the following audit right with respect to such Expense Statement. Such audit right shall be exercisable by Tenant providing Landlord with a written notice of its exercise of such audit right. If within sixty (60) days after Landlord's receipt of Tenant's written notice and statement, Landlord and Tenant are unable to resolve Tenant's objections, then not later than fifteen (15) days after the expiration of such sixty (60)-day period Tenant shall deliver to Landlord written notice (the "Audit Notice") that it wishes to employ an independent certified public accounting firm reasonably acceptable to Landlord to inspect and audit Landlord's books and records relating to the objections raised in Tenant's statement. If Tenant elects to employ such accountant as set forth above, then Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement satisfactory to Landlord executed by such accountant, and provide Landlord not less than fifteen (15) days notice of the date on which the accountant desires to examine Landlord's books and records during regular business hours; provided, however, that such date shall be between thirty (30) and ninety (90) days after Tenant delivers to Landlord the Audit Notice. Such audit shall be limited to a determination of whether Landlord calculated the Expense Statement in accordance with the terms and conditions of this Lease. All costs and expenses of any such audit shall be paid by Tenant. Any audit performed pursuant to the terms of this section shall be conducted only by an independent certified public accounting firm reasonably acceptable to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its right to audit pursuant to this
         Section 2.B only in strict accordance with the foregoing procedures and each suchaudit shall relate only to the most recent calendar year covered by the audited Expense Statement; provided, however, if (i) such audit indicates that there was a demonstrated error in the calculation of a component of Expenses resulting in an overstatement of Expenses in the Expense Statement, and (ii) such component is a reoccurring Expense and because of the nature of the component it is likely that such component was similarly overstated in any prior calendar year during the Term, then Tenant shall have the right to audit the books and records relating solely to such component for each such prior year but such audit shall be limited to determining whether or not the same component was similarly in error in such prior years. Such limited audit right must be exercise only by Tenant delivering to Landlord written notice thereof within thirty (30) days after the earlier of (i) the date Tenant receives the audit report from the independent certified public accounting firm, or (ii) one hundred twenty (120) days after the date that Tenant delivers to Landlord the Audit Notice in connection with the Expense Statement in which the error was first discovered. The audit rights pursuant to this Section 2.B shall not transfer or apply to any subtenant or any other person or entity other than the "tenant" hereunder. If on account of any demonstrated errors in the Expense Statement under audit, Tenant is entitled to a refund of the amount paid by Tenant for Tenant's Proportionate Share of Expenses for the calendar year or years under audit because such Expense Statement overstated the amounts to which Landlord was entitled hereunder by more than five percent (5%) of the amount of Expenses for the applicable calendar year, then Landlord shall promptly reimburse Tenant for the reasonable costs and expenses incurred in such audit, but in no event more than Twelve Thousand Dollars ($12,000.00).

                 (iv) If Taxes paid by Landlord for any calendar year during the Term, or any part thereof, for which Tenant has paid Tenant's Proportionate Share of Expenses, are refunded to Landlord as a result of a final determination of such Taxes, then, provided Tenant is not then in default under this Lease, Tenant shall be entitled to a refund of Tenant's Proportionate Share of Expenses in an amount equal to Tenant's share of such refund (net of expenses incurred to obtain the refund).

         C. PAYMENT OF RENT. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated on a daily basis (based upon a thirty (30) day month) and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction except any rent abatement provided for in Section 12 hereof, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied (fully rented and occupied shall mean that one-hundred percent (100%) of the Rentable Square Feet of the Building is occupied by tenants under lease), Landlord shall make an appropriate adjustment of Taxes and variable Expenses for such year to determine the Taxes and Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Taxes and Expenses for such year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of two percentage (2%) points above the rate then most recently announced by The First National Bank of Chicago as its corporate base lending rate, from time to time in effect, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) business days after its due date equal to five percent (5%) of such payment; provided, however, that on the first occasion of the late payment of Rent in any calendar year, and no more than once in any calendar year, Landlord agrees to waive its right to collect interest and late charges on such payment of Rent if such payment is made no later than the fifth (5th) business day after Landlord delivers to Tenant written notice of such late payment; (v) if changes are made to this Lease or the Building, changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) in the event of the expiration or termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the expiration or termination of this Lease;
(vii) INTENTIONALLY DELETED; (viii) Landlord may at any time change the fiscal year of the Building upon prior written notice to Tenant; (ix) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the date listed on the statement showing such amount is due (which date shall not be earlier than thirty (30) days after the date Tenant receives such statement); (x) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate or notice, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year; and (xi) if Landlord permits Tenant to take possession of any phase of the Premises (other than for the purposes set forth in Section 1.E hereof) prior to the commencement date applicable to such phase, such tenancy shall be by the day and Tenant shall be responsible for payment of Rent, in advance, at the rate of one-thirtieth (1/30th) of the monthly Rent as set forth above for each day of such occupancy prior to the commencement date applicable to such phase, and Tenant shall comply fully with all other terms and provisions of this Lease upon Tenant's possession of any portion of the Premises.

         D. ALLOCATION OF RENT ABATEMENT FOR TAX PURPOSES. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the Term occurring after the expiration of any period during which such rent was abated shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.

3. USE. Tenant will occupy and use the Premises solely for first-class non-governmental business offices (including the Specific Authorized Uses (hereinafter defined), to the extent ancillary and accessory to such office use) in accordance with applicable zoning regulations. The Premises will not be used for any other purposes. "Specific Authorized Uses" shall mean the following uses: (i) operation, installation, maintenance, repair and replacement of the communications equipment of Tenant and its customers, (ii) the location and operation of Network Operations Center Equipment (hereinafter defined) and (iii) to serve pre-prepared food and/or non-alcoholic beverages in an area of the Premises that also contains computers, display equipment and/or network or Internet connections. "Network Operation Center Equipment" shall mean the following equipment of Tenant (i) telecommunications switching equipment and transport nodes and telecommunications equipment of Tenant's customers, (ii) AC and DC power equipment and sealed batteries, (iii) projection and computer equipment to facilitate network management and monitoring, and (iv) computer and data processing equipment. The term "Network Operations Center" shall mean an area of the Premises used for the location and operation of the Network Operations Center Equipment. The term "Cyber Cafe" shall mean an area of the Premises used to serve pre-prepared food and/or non-alcoholic beverages, which area will also contain computers, display equipment, and/or network or Internet connections. Landlord represents that it is not bound by any proffer or any private covenants, conditions or restrictions that prohibit the use of the Premises for any of the Specific Authorized Uses; provided, however, Tenant shall be entitled to use the Premises for any of the Specific Authorized Uses only if, and to the extent that, such uses are permitted under and in compliance with all federal, state and municipal laws, ordinances, rules and regulations (including without limitation all zoning laws, ordinances, rules and regulations) applicable to the Building, and Landlord makes no representation that any such Specific Authorized Uses are permitted thereunder or in compliance therewith. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority which relate to the condition, use or occupancy of the Premises and all covenants, conditions and restrictions of record as of the date of this Lease and those covenants, conditions and restrictions which are created after the date of this Lease to the extent the Tenant is given written notice of same and to the extent same do not unreasonably increase Tenant's cost to comply therewith, materially impair any rights of Tenant hereunder, or unreasonably interfere with the Tenant's access to or use of the Premises which relate to the condition, use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws, except that Tenant shall be permitted to use and keep in the Premises such cleaning, copier and other supplies as are reasonable and customary for office use, provided that Tenant uses, stores and disposes of same in accordance with all applicable environmental laws. Tenant shall not commit waste or use the Premises in any way as to constitute a nuisance. All common areas within the Building shall be designated as "non-smoking" and Tenant shall cooperate with Landlord in enforcing such non-smoking rule. To the extent Tenant desires to allow people to smoke within the Premises Tenant shall designate specific smoking areas within the Premises provided however that such areas must be properly ventilated and Tenant shall cause any smokers in the Premises to use such smoking areas. Except as may otherwise be provided in this Lease, Tenant shall not be required to make any alteration outside of the Premises or to any base Building systems to comply with any federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority except that Tenant shall be responsible for the cost of any alteration made by Landlord in or to any part of the Building to the extent such alteration is required: (i) to comply with the requirement of any federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and such requirement is a result of Tenant's particular business or its particular use of the Premises, or (ii) as a result of any damage caused by Tenant in the Building or any alteration made by Tenant. Notwithstanding the foregoing, Tenant shall not be required to modify any sprinkler heads required by any applicable legal requirement to be modified, but shall be required to relocate such sprinkler heads if required by any applicable legal requirement. For purposes of this Section 3, the base Building HVAC ducts, VAV boxes, central air handlers, that portion of the electrical system the supplies power to the main electrical closet serving the Premises, and that portion of the plumbing system that supplies water and sewage service to the existing bathrooms and wet stacks serving the Premises shall be part of the base Building systems in the Premises. All other electrical, mechanical, plumbing and any other systems within the Premises or exclusively servicing the Premises, including without limitation, any supplemental HVAC systems exclusively servicing the Premises and the sprinkler system (including without limitation any Halon system that may be installed for the Premises) for the Premises (the "Premises Systems") shall not be part of the base Building systems and shall be the sole responsibility of Tenant; provided, however if any such system is located outside the Premises it shall be considered a part of the Premises Systems only if it exclusively services the Premises and is not a base Building system, such as any telecommunications cabling and any generators used in connection with any supplemental HVAC or other equipment of Tenant.

4. CONDITION OF PREMISES. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as expressly stated in this Lease (including any exhibits hereto).

5.       BUILDING SERVICES.

         A. BASIC SERVICES. Landlord shall furnish the following services in a manner reasonably comparable with other first-class office buildings in Herndon and Reston, Virginia of similar size, location and age: (i) heating, ventilating and air conditioning to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. (Saturday from 9:00 A.M. to 1:00 P.M.), Sundays and holidays excepted; (ii) water for drinking and for any restrooms and office kitchens requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord, in common with other tenants of the Building; (iv) janitor service in the Premises and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises not less than twice per year; (v) maintenance of interior and exterior common areas of the Building, including snow removal as necessary and maintenance of the landscaped areas; (vi) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; provided, however, that Landlord shall have the right to remove passenger and freight elevators from service as the same shall be required for moving freight or for servicing or maintaining the elevators and/or the Building; and (vii) freight elevator service daily, subject to scheduling with Landlord. Tenant shall have access to the Premises 24 hours per day, 365 days per year. The base Building heating, ventilating and air conditioning ("HVAC") system is designed to comply with the HVAC specifications set forth on EXHIBIT E attached hereto.

         B. ELECTRICITY. The Building shall be metered or submetered for electrical use. Electricity shall be distributed to the Premises and the remainder of the Building either by the electric utility company serving the Building or, at Landlord's option, by Landlord; and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord's charges, which charges shall be based on meter readings, provided such charges are competitive with charges of third party vendors, including, without limitation, the Virginia Electric Power Company. If, pursuant to Section 5.F hereof, Tenant elects to provide its own electricity, then Tenant shall make all necessary arrangements with the electric utility company for providing, metering and paying for electric current furnished to the Building and Landlord shall have no liability or obligations with respect thereto. All electricity used during the performance of repairs in the Premises, or the operation of any special air conditioning systems serving the Premises shall be included in Expenses.

         C. TELEPHONES. Tenant shall arrange for telephone service directly and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building, at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may prescribe. In no event does Landlord make any representation or warranty with respect to the provision of telephone service in the Building and Landlord shall have no liability with respect thereto.

         D. ADDITIONAL SERVICES. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including, without limitation, services at times other than those stated above), Tenant shall pay Landlord's actual cost to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment materially and adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay one hundred fifteen percent (115%) of the cost of such air conditioning units and of the installation, operation and maintenance thereof; provided, however, that, except in the case of the risk of immediate harm to any person or the Building or any other emergency, Landlord shall give Tenant written notice of the problem and an opportunity to cure the problem within ten (10) days after receipt of such notice, and if Tenant is the only tenant of the Building and such problem cannot be reasonably cured within such ten (10) day period, Tenant shall have such additional time (not to exceed thirty (30) days) as may be reasonably necessary to cure such problem, provided that Tenant commences such cure within such ten (10) day period and diligently and continuously pursues such cure.

         E. FAILURE OR DELAY IN FURNISHING SERVICES. Except as set forth in Section 11.B hereof, Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 26.I. below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or, except as set forth in this Section 5.E, relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Landlord agrees to use its reasonable efforts to promptly cure such failure or delay after Tenant has notified Landlord thereof. Notwithstanding the forgoing, if for reasons within the control of Landlord and not caused by Tenant, or any of its employees or agents, or caused by any one or more of the events stated in Section 26.I, any interruption or stoppage of any services Landlord is required hereunder to provide to the Building shall occur and such interruption or stoppage shall continue for more than three (3) consecutive business days and shall render a substantial portion of the Premises untenantable and Tenant shall actually cease to conduct business in such portion of the Premises, then, provided that Tenant provides Landlord with written notice thereof promptly upon the occurrence thereof, the Base Rent payable hereunder for such untenantable portion of the Premises shall be abated for the period beginning on the fourth (4th) consecutive business day of such failure and shall continue until the earlier of the date that (i) Tenant again uses such portion of the Premises, or (ii) such portion of the Premises is again tenantable.

         F.      TENANT'S OPTION TO PROVIDE ELECTRICITY AND CHAR SERVICE.
Tenant shall have the option to provide, at its sole cost, its own char service and/or electrical service to the Building, provided that Tenant exercises such option by delivering to Landlord notice thereof (i) ninety (90) days prior to the Commencement Date if the exercise of such option is to be effective on the Commencement Date, or (ii) ninety (90) days prior to the commencement of any calendar year if such option is to be effective on the first day of such calendar year, it being understood that if such option is not effective as of the Commencement Date then such option can become effective only on the first day of a calendar year. If such election is made, Landlord shall have no further obligation hereunder to provide such services after the effective date of such election. In the event Tenant does in fact exercise such option to provide its own char service and/or electrical service, then (i) Expenses for the Base Year shall be adjusted to exclude the amount of char service and/or electricity expenses (as the case may be) otherwise included in the Base Year, and (ii) the Base Rent payable by Tenant for each Lease Year during the initial Term (excluding any Extension Terms) as shown in ITEM 6 of the Schedule shall be adjusted as follows to take into account the fact that Landlord is not required to provide such services to Tenant and the calculation of Expenses shall take into account the fact that Tenant is providing such services. For each month during the initial Term (excluding any Extension Terms) commencing on the date that Tenant's election to provide the foregoing services becomes effective, the monthly installment of Base Rent otherwise payable hereunder (as set forth in ITEM 6 of the Schedule) shall be adjusted by reducing such monthly amount by the following: (i) in the event Tenant elects to provide only its own electricity service, an amount equal to (a) One and 53/100 Dollars ($1.53), times (b) the number of square feet in the Premises, divided by (c) twelve (12), (ii) in the event Tenant elects to provide only its own contract char service, an amount equal to (a) Eighty-four Cents ($ .84), times (b) the number of square feet in the Premises, divided by (c) twelve (12), and (iii) in the event Tenant elects to provide both its own electricity service and contract char service, an amount equal to (a) Two Dollars and 37/100 ($2.37), times (b) the number of square feet in the Premises, divided by (c) twelve (12). In the event Tenant does in fact exercise such option to provide its own char service and/or electrical service, Tenant shall be responsible for (i) providing such services to the entire Building (including without limitation the Premises and the common areas of the Building) in a first-class manner, (ii) contracting with the appropriate vendor or utility company to provide such services and (iii) paying the appropriate vendor or utility company for such services. In addition, if Tenant reasonably requests that it be permitted to provide other service otherwise provided by Landlord, Landlord shall consider permitting (without in any way being obligated to so permit) Tenant to provide such services; in which case, Expenses for the Base Year and the Base Rent shall be adjusted by Landlord for such items in manner similar to the forgoing adjustment as reasonably determined by Landlord. Tenant acknowledges and agrees that it may be appropriate for Landlord to control any such other services for various reasons and Landlord shall have sole discretion to withhold its consent to permitting Tenant to provide any such services otherwise provided by Landlord. If Tenant exercises its option to provide any services otherwise provided by Landlord hereunder, Tenant shall be entitled to cancel such option, provided that Tenant exercises its right to cancel such option by delivering to Landlord notice thereof at least ninety (90) days prior to the commencement of the calendar year for which such cancellation is to be effective, it being understood that such cancellation can become effective only on the first day of a calendar year. If such cancellation is made, then as of the effective date of such cancellation (i) Tenant shall no longer be required to provide such services and Landlord shall provide such services in the manner otherwise required hereunder, (ii) Expenses for the Base Year shall be calculated in the manner set forth herein as if Tenant had not exercised its option to provide the services that have been cancelled, (iii) the Base Rent payable by Tenant for each Lease Year during the Term shall be as shown in ITEM 6 of the Schedule (without any reduction for the services that have been cancelled) as if Tenant had not exercised its option to provide the services that have been cancelled, and (iv) the calculation of Expenses shall take into account the fact that Landlord is providing such services.

         G. EXCESS USE OF UTILITIES. If the quantity or kind of utilities (including without limitation electricity) or services furnished by Landlord to the Premises to meet Tenant's requirements is in excess of the utilities and services typically and customarily consumed by other office tenants of first class office buildings in Reston and Herndon, Virginia, then Tenant shall directly reimburse Landlord upon demand for the additional cost resulting from such excessive consumption; provided, however, for purposes of this provision Tenant's electricity consumption shall be deemed to be excessive if the cost of electricity provided to the Building exceeds an amount equal to One and 53/100 Dollars ($1.53) times the number of rentable square feet in the Building, and all costs in excess of such amount shall be excessive consumption and shall be directly reimburse by Tenant to Landlord.

6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on EXHIBIT C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time of which Landlord notifies Tenant. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations. To the extent the terms of this Lease conflict with the Rules and Regulations the terms of this Lease shall prevail.

7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises, provided that unless such change is required by law or any governmental or quasi-governmental authority, Landlord shall use reasonable efforts to provide Tenant with notice thereof (if possible) at least six (6) months prior to such change; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building, subject to the restrictions set forth in Section 9.D hereof; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building (without materially diminishing the first class nature of the Building unless such repairs, decorations, alterations, additions or improvements are necessary for the operation of the Building, are required by law or any governmental or quasi-governmental authority or are requested by Tenant), including, without limitation, reconfiguring parking areas, driveways, walkways and other exterior common areas, and for such purposes to enter upon the Premises (upon reasonable notice except in the case of emergencies), temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas, provided however that Landlord shall use reasonable efforts not to interfere with the operation of Tenant's business in the Premises; provided, further, that Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances and with reasonable notice (except in the case of emergencies), keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building, to the extent such grant of exclusivity does not restrict Tenant's right hereunder to use the Premises for the purposes permitted hereunder; (f) to inspect the Premises at reasonable times and upon reasonable notice (except in the case of emergencies) and, if vacated or abandoned and Tenant indicates in writing that it does not intend to reoccupy the Premises, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; (h) to take any other action which Landlord reasonably deems necessary in connection with the operation, maintenance, marketing, improvement or preservation of the Building; and (i) to reasonably approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall reasonably direct, at Tenant's sole risk and responsibility.

8.       MAINTENANCE AND REPAIRS.

         A. GENERAL OBLIGATIONS. Tenant, at its expense, shall maintain and keep the Premises in clean, safe, sanitary and good order, condition and repair at all times during the Term, normal wear and tear excepted and subject to the casualty and condemnation provisions of this Lease as specifically provided in Sections 12 and 13 hereof. Except as otherwise provided in this Lease (including without limitation the immediately preceding sentence) and except for ordinary wear and tear, Landlord shall maintain and repair the common areas of the Building, the base Building structure, the base Building systems (but not the Premises Systems, as heretofore defined) and the exterior of the Building (including the Building's roof) in a manner that is reasonably comparable to other similar first class office buildings in the Herndon and Reston, Virginia area of a similar location, size and age and shall maintain, repair, replace and paint, as necessary, all building-standard common area elements installed by Landlord. Notwithstanding the foregoing, except as provided in Section 12 hereof, Landlord shall have no obligation to make any repairs brought about by any act or omission of Tenant, its agents, employees or invitees. All building standard bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord, which cost shall be part of Expenses.

         B. NOISE AND VIBRATION. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or vibration reducers or other devices sufficient to eliminate such noise and vibration or reduce the same to a level acceptable to Landlord in Landlord's sole judgment, and if such noise and/or vibration is not so eliminated or reduced to a level acceptable to Landlord in its sole judgment, Landlord shall have the right to require Tenant to remove such machines and/or equipment from the Premises.

9.       ALTERATIONS; SIGNS.

         A. REQUIREMENTS. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event Tenant proposes to make any alteration requiring Landlord's consent, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors on alterations which will cost $100,000 or more and the name, address and a copy of the contract for the general contractor only on alterations costing less than $100,000; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord (that have any insurable interest in the Building or any part thereof) as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to pay Landlord's reasonable charges for review of all such items, such charges not to exceed one hundred ten percent (110%) of Landlord's actual costs for such review. Notwithstanding anything contained in this Section 9.A, Tenant shall have the right to make Permitted Alterations (hereinafter defined) in the Premises, without Landlord's consent (but with fifteen (15) days prior written notice (the "Permitted Alteration Notice"), which notice shall contain a description of the Permitted Alterations proposed to be undertaken by Tenant and state that the alterations are Permitted Alterations). A Permitted Alteration shall mean any of the following Alterations in the Premises, provided that such Alterations are not visible from outside the Premises, do not require a permit or any government approval to install or construct, are consistent with the design standards of the Building, cost less than Ten Thousand Dollars ($10,000.00), and do not affect the structure of, or any of the systems in, the Building: (i) paint and install wall coverings and other Alterations that are purely cosmetic irrespective of the aggregate cost thereof (i.e., the $10,000.00 limitation shall not apply to this item (i)); (ii) install and remove office furniture; (iii) install normal and customary office equipment that are not affixed to the Premises and are designed to be free-standing (i.e., not "built-in"), subject to the other provisions of this Lease, (iv) relocate 120 volt electrical outlets; (v) install and remove Tenant's computer and telecommunication equipment and perform cable pulls in connection therewith; (vi) install and remove carpeting and other floor coverings. In the event that, within ten (10) days after receiving the Permitted Alterations Notice, Landlord determines, in its reasonable discretion, that the proposed Alterations are not Permitted Alterations, and so notifies Tenant, Tenant shall apply for Landlord's consent for such Alterations in accordance with the provisions of this Section 9.A. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of any alteration costing Fifty Thousand Dollars ($50,000) or more, payment and completion bonds payable to Landlord in the full amount of the cost of the alteration, including both labor and materials. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord where Landlord approval is required, and shall meet or exceed the standards for construction and quality of materials for a first-class office building in Fairfax County, Virginia. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by Landlord or under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Tenant shall have the right to remove at Tenant's expense, prior to the expiration or termination of the Term, or any Extension Term if Tenant exercises its options under Section 1 D. hereof, all movable furniture, furnishings or equipment if such items (i) are not affixed to or in the Premises, or (ii) temporarily affixed to or in the Premises by bolts or screws, but only to the extent such items can be removed without any damage to the Premises or the Building. With respect to all other alterations, whether temporary or permanent in nature, Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested alterations. If Tenant installs any alterations without the consent of Landlord as set forth above (if such consent is required) then Landlord shall have the right to remove such alterations and Tenant shall reimburse Landlord therefor as additional Rent.

         B. LIENS. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien from the general contractor and all subcontractors providing $5,000 or more in labor or material costs, covering all labor and materials included in such alteration. Tenant shall use best efforts not to permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days after notice of such lien, have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and reasonable attorneys' fees.

         C. SIGNS. Except as set forth in Section 9.D hereof, no sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building except on the interior of the Premises so long as the same is not visible from outside the Premises, on the directories and the doors of offices, and then only in such place, number, size, color and style as is harmonious with the design of the Building and its furnishings and is approved by Landlord in writing, such approval not to be unreasonably withheld, conditioned or delayed. All signs approved by Landlord as aforesaid shall be provided by Landlord at Tenant's expense, except that Landlord shall bear the cost of placing Tenant's name in the directory. If any sign, advertisement or notice which does not conform to the foregoing is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable as additional Rent for any and all expenses incurred by Landlord in said removal.

         D. BUILDING SIGNAGE. Tenant shall have the right to install signage at multiple locations on the interior and exterior of the Building (the "Building Signage") identifying the Tenant as a tenant of the Building, provided that (i) such Building Signage is permitted under the laws, rules and regulations of the Fairfax County, Virginia and any other governmental or quasi-governmental authorities having appropriate jurisdiction over the Building and under any covenants affecting the Building, (ii) such Building Signage conforms to all such laws, rules, regulations and covenants, and to the terms and conditions hereinafter set forth, and (iii) Tenant has obtained all permits, licenses and approvals that may be required in order to install such Building Signage. The exact number, style, dimensions, design and location of the Building Signage shall be subject to Landlord's prior review and prior written approval, which shall not be unreasonably withheld, conditioned or delayed, provided that the foregoing conditions have been met and Landlord determines that such Building Signage and the amount thereof is appropriate for first-class office buildings in Herndon, Virginia and in Fairfax County, Virginia. In order to obtain Landlord's approval, Tenant must submit to Landlord for Landlord's approval samples of materials to be used for the Building Signage (showing, among other things, the thickness thereof), samples of any colors used for the Building Signage, complete shop drawings of the Building Signage and plans and specifications for the actual construction and attachment of the Building Signage. Any such Building Signage shall be installed by a contractor reasonably approved by Landlord and maintained by a contractor reasonably acceptable to Landlord. On or before the end of the Term, Tenant shall, at its expense, have a contractor selected by Landlord remove the Building Signage and repair the Building affected thereby to the condition such part of the Building was in at the time such Building Signage was installed. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from the installation and maintenance of such Building Signage. Tenant shall obtain insurance coverage for such Building Signage which coverage shall be included in Tenant's comprehensive liability insurance required pursuant to Section 10 of this Lease. Tenant's rights under this Section 9.D are personal to Tenant and to any assignee of the Lease (including any subtenant of the entire Premises for the entire remaining Term), but no sublessee of less than the entire Building for the entire remaining Term shall have any signage rights hereunder; provided, however, Tenant shall be entitled to assign all or a portion of its signage rights hereunder to any subtenant for the term of its sublease if such subtenant subleases more than fifty thousand (50,000) rentable square feet of space in the Building from Tenant, but in no event shall Tenant be entitled to assign such rights to more than one (1) subtenant exercising such rights at the same time (i.e., in no event shall more than one (1) subtenant of Tenant have such signage rights). During the Term, provided that Tenant is not in default of any provision of this Lease and is leasing one hundred percent (100%) of the Building, Landlord shall not place on the exterior of the Building any signage, unless such signage is required by law or relates to parking, directions, safety or other operations and/or maintenance concerns of the Building or relates to the sale or leasing of any part of the Building. Tenant acknowledges and agrees that any and all rights that Tenant may have to install on or around, affix to, or otherwise affect the outside of the Building or landscaping or outside common areas thereof (including without limitation, signs, antennas, generators and fuel tanks) shall be subject to architectural and design review and approval pursuant to certain covenants, conditions and restrictions affecting the Building.

10. INSURANCE. Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

         A.      TENANT'S INSURANCE

                 (i) Tenant, at its sole cost and expense but for the mutual benefit of Landlord (when used in this Section 10.A. the term "Landlord" shall include Landlord's managing agent, partners, beneficiaries, officers, agents, servants and employees and the term "Tenant" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the Term hereof, insurance under an "all risk" fire and extended coverage policy on all alterations, additions, and improvements in the Premises and on all personal property located in the Premises and any Antenna Equipment (hereinafter defined), protecting Tenant from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion malfunction or failure of heating, and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance (except that which insures only Tenant's moveable personal property located in, on or about the Premises and not including any alterations) shall name Landlord as a "loss payee" (to the extent of Landlord's interest in such property) and shall provide that it is specific and non-contributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against

         Landlord with respect to losses payable under such policies.

                 (ii) Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) general aggregate. Such insurance shall include contractual liability insurance.

                 (iii) All policies required to be carried by Tenant under this Lease shall be issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Virginia with a Best's rating of A-/VIII or better and shall name Landlord as an additional insured. Tenant shall, prior to commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option after giving, Tenant no less than ten (10) days' prior written notice of its election to do so procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional Rent upon receipt by Tenant of bills therefor.

         B. LANDLORD'S INSURANCE. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) and "all risk" fire and extended insurance on the Building improvements (not including, however, any improvements, alterations or additions in the Tenant's Premises or other tenants' premises) against fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in a commercially reasonable amount, but in no event less than the amount required by Landlord's insurance company to prevent the application of any coinsurance provision. Such property insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Tenant with respect to losses payable under such policies and losses which would have been payable if Landlord had carried such all risk insurance at one hundred percent of the replacement cost of the Building improvements exclusive of any improvements, alterations or additions in the Tenant's Premises or other tenants' premises.

         C. RISK OF LOSS. By this Section 10, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

11.      TENANT'S AND LANDLORD'S RESPONSIBILITIES.

         A.      TENANT'S RESPONSIBILITIES.  Subject to the provisions of
Section 10.C hereof and to the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord, its members, partners, and their officers, directors, agents and employees (collectively, the "Landlord Indemnified Parties") and hold the Indemnified Parties harmless from, any and all liability for any loss, damage, injury, cost or expense incurred by the Indemnified Parties and occasioned by or in any way related to or connected with (i) the use and occupancy of the Premises or the Building by Tenant, its agents, employees, invitees, and any other persons who gain access to the Premises including, without limitation, any violation of the Americans with Disabilities Act and any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency, (ii) the negligence or the intentionally wrongful acts or omissions of Tenant, its agents, employees and invitees, and (iii) injury or death to individuals or damage to property sustained in or about the Premises, except, with respect to the above, to the extent such loss, damage or injury results from the negligence or willful misconduct of such Landlord

Indemnified Parties. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Tenant shall not be responsible to Landlord for any consequential damages except in connection with Tenant's breach of any provision of Section 17 which continues in excess of thirty successive calendar days, or breach of any provision of Sections 20 or 21 hereof.

         B.      LANDLORD'S RESPONSIBILITIES.  Subject to the provisions of
Section 10.C hereof and to the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify, Tenant, its members, partners, and their officers, directors, agents and employees (collectively, the "Tenant Indemnified Parties") and hold the Tenant Indemnified Parties harmless from, any and all liability for any loss, damage, injury to persons (including, without limitation, death resulting therefrom), injury to property, cost or expense incurred by Tenant Indemnified Parties to the extent resulting directly from any negligence or willful misconduct of Landlord or any agent or employee of Landlord in connection with the management, repair, maintenance or use of the common areas of the Building, except to the extent any such loss, damage injury results from the negligence or willful misconduct of such Tenant Indemnified Parties. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

12.      FIRE OR OTHER CASUALTY

         A. DESTRUCTION OF THE BUILDING. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 75% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within (30) days after such casualty. In such event, the Rent shall be apportioned to and shall cease to accrue as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

         B. DESTRUCTION OF THE PREMISES. If the Premises are damaged, in whole or in part, by fire or other casualty, but the Building is not substantially destroyed as provided above or if neither Landlord nor Tenant terminates this Lease in accordance with Section 12.A, then the parties hereto shall have the following options:

                 (i) If, in Landlord's reasonable judgment, the Premises cannot be reconstructed or restored within one hundred twenty (120) days after such casualty to substantially the same condition as they were in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within thirty (30) days after the casualty. If, in Landlord's reasonable judgement, the Premises cannot be reconstructed or restored within one hundred twenty (120) days after such casualty to substantially the same condition as they were in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within thirty (30) days after the casualty, of the amount of time necessary, as reasonably estimated by Landlord, to reconstruct or restore the Premises. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within fifteen (15) business days after the date of Landlord's notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed to reconstruct and restore the Premises to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the Term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the portion of the Premises that is untenantable (as a result of such casualty) bears to the total area in the Premises, from the date of the casualty until substantial completion of the reconstruction of the Premises.

                 (ii) Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the Term, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportionedto and shall cease as of the date of the casualty. If a casualty occurs during the last twelve (12) months of the Term and after the expiration of the thirty (30) day period set forth above, Tenant shall have no right to exercise any previously unexercised renewal options without first obtaining Landlord's written consent. Notwithstanding the foregoing sentence, nothing stated herein, however, shall impair or impede the Landlord's right to terminate this Lease under Section 12. B. (i) above.

                 (iii) If, in Landlord's reasonable judgment, the Premises are able to be restored within one hundred twenty (120) days after such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days after the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to substantially the same condition as it was prior to the casualty, Rent shall be abated in the proportion which the approximate area of the portion of the Premises that is untenantable (as a result of such casualty) bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs, and this Lease shall continue in full force and effect for the balance of the Term, upon the same terms, conditions and covenants as are contained herein.

                 (iv) In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to subsections (i), (ii) or (iii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within one hundred eighty (180) days after the date of the casualty (except however if under subsection (i) above Landlord notified Tenant that it would take longer than one hundred twenty (120) days to reconstruct or restore the Premises, but Tenant nonetheless elected not to terminate the Lease but required Landlord to reconstruct or restore the Premises, then the foregoing one hundred and eighty (180) day period shall be extended to the time period set forth in Landlord's notice plus sixty (60) days), except as a result of any of the occurrences set forth in Section 26.J. below, Tenant may, at its option, terminate this Lease as of a date ten (10) days after receipt of its notice by Landlord upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder, except if in such ten (10) day period Landlord substantially completes such reconstruction or restoration then such termination shall be deemed null and void.

                 (v) Notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration (not taking into consideration any deductible). If Landlord notifies Tenant within ninety (90) days after the casualty that Landlord elects not to repair or restore the Premises or Building due to any of the foregoing circumstances, each of the parties shall have a right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days of receipt by Tenant of Landlord's notice set forth in this subsection. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty.

13. CONDEMNATION. If the Building (or more than fifty percent (50%) of the rentable square footage thereof) or the Premises (or any portion of the Premises located on the first or second floor of the Building) is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof) and Landlord does not restore or replace such untenantable portion within one hundred twenty days of such condemnation or deed given in lieu thereof, then either party may terminate this Lease by giving, written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date on which Tenant is legally obligated to vacate the Premises. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition in which they were delivered to Tenant. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority less any amounts applied by a holder of any mortgage, deed of trust or similar instrument against its loan balance. If only a portion of the Premises are so taken and cannot be restored, then this Lease shall terminate as to the portion of the Premises actually taken by the condemning authority as of the date when title vests in such governmental or quasi-governmental authority, and Base Rent shall be ratably reduced as of such date. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business. The foregoing notwithstanding, as long as Landlord's award is not thereby reduced, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings, such awards as may be allowed by statute for its relocation expenses, but only if such awards shall be made by the condemning authority in addition to, and stated separately from, the award made by it for the Building or the part thereof so taken. In no event shall Tenant be entitled to any award for the unexpired portion of the Term.

14.      ASSIGNMENT AND SUBLETTING

         A. LANDLORD'S CONSENT. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage, sublease or otherwise transfer, directly or indirectly, this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use or occupancy of the Premises by any person other than Tenant and its employees or consultants, business partners and clients of Tenant provided that as to such consultants, business partners or clients such use or occupancy is for a period not in excess of twelve (12) continuous months. Any such assignment, conveyance, mortgage, sublease or other transfer or use described in the preceding, sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect and shall constitute a Default. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder arising after the date of such assignment.

         B. STANDARDS FOR CONSENT. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least fifteen (15) days (or 10 days in the case of a subletting during the first Lease Year) prior to the proposed effective date of the Transfer, a written notice ("Tenant's Transfer Notice") which includes the business terms of the assignment or subletting, financial information and statements concerning the proposed transferee and such other information as Landlord may reasonably require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00), which fee shall be waived in the case of a subletting during the first Lease Year. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14.C, Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not consistent with the first-class nature of the Building; (ii) the transferee is a tenant of the Building or any building in the Worldgate Office Park (i.e., the area of Herndon, Virginia commonly known as Worldgate Office Park) which is owned by Landlord or an affiliate of Landlord, (iii) the transferee is negotiating (i.e., Landlord has at least executed a letter of intent with such transferee) for any space in the Building or any building in the Worldgate Office Park which is owned by Landlord or an affiliate of Landlord; provided, however, that this item (iii) shall not apply to any Transfer that is a sublease for an aggregate period of four (4) years or less (including any possible renewal or extension periods pursuant to any renewal or extension options or other similar rights provided to the subtenant); (iv) the transferee is a governmental agency, entity or unit; or (v) Tenant is in Default under this Lease. The immediately preceding sentence shall not be deemed to be a limitation of the bases upon which Landlord may withhold its consent to a proposed transfer. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer. Landlord shall have fifteen (15) days (or 10 days in the case of a subletting during the first Lease Year) from the receipt of Tenant's Transfer Notice (together with the current financial statements of the proposed assignee or subtenant and other information required hereunder) to review Tenant's request and to notify Tenant (by certified mail, return receipt requested) whether it will consent to such proposed assignee or subtenant. If
(i) Landlord fails to notify Tenant whether or not it will consent to such proposed assignee or subtenant within such fifteen (15) day period (or 10 day period in the case of a subletting during the first Lease Year), and, thereafter, Tenant delivers notice ("Transfer Response Failure Notice") to Landlord by certified mail, return receipt requested, of such failure and (ii) Landlord fails to respond to such request within 5 business days after Landlord's receipt of the Transfer Response Failure Notice, then Landlord's consent to the proposed assignee or subtenant shall be deemed given.

         C. RECAPTURE. Except with respect to a proposed subletting or assignment to a Qualified Tenant Affiliate, Landlord shall have the right to terminate this Lease upon a proposed assignment of this Lease or a subletting of all or substantially all of the Premises; provided, that in the event of a subletting for less than the entire remaining Term, Landlord shall be entitled to terminate this Lease with respect to the portion of the Premises proposed to be sublet only for the period of the proposed sublease. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty
(30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 14.B. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender to Landlord the Premises on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

         D. ASSIGNMENT OR SUBLETTING TO AFFILIATES. Notwithstanding anything to the contrary contained in Section 14.A hereof, Tenant may upon at least twenty-one (21) days prior written notice to Landlord (the "Affiliate Assignment Notice"), but without Landlord's prior written consent, assign this Lease, or sublet all or a portion of the Premises to a Qualified Tenant Affiliate (hereinafter defined), provided, that the business operations of the proposed assignee or subtenant (which shall be disclosed in the Affiliate Assignment Notice") does not conflict with any exclusivity or other limitation that may be imposed upon Landlord, and no default exists hereunder and no event exists which event with notice and/or the passage of time would constitute a default hereunder if not cured within the applicable cure period. A "Qualified Tenant Affiliate" shall mean a corporation or other entity which (i) shall control, be controlled by or be under common control with Tenant or which results from a merger or consolidation with Tenant or succeeds to all or substantially all of the business and assets of Tenant, (ii) is of a type and quality consistent with the first-class nature of the Building, (iii) is not a party by whom any suit or action could be defended on the ground of sovereign immunity. For purposes of the immediately preceding sentence, "control" shall be deemed to be ownership of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity. In the event of any assignment to a Qualified Tenant Affiliate, Tenant shall remain fully liable to perform the obligations of the Tenant under this Lease, such obligations to be joint and several with the obligations of the Qualified Tenant Affiliate as tenant under this Lease. Notwithstanding any provision contained in this Lease to the contrary, Landlord's prior written consent shall be required to (a) any merger, consolidation or acquisition involving Tenant or the assets or ownership interest of Tenant if in connection therewith, any of the assets of Tenant are transferred, granted or pledged as security for the purchase price (or other consideration) for such merger, consolidation or acquisition, and (b) any sale, conveyance or transfer of all or substantially all of Tenant's assets to an entity that does not assume all of the obligations of Tenant under this Lease.

         E.      MISCELLANEOUS.

                 (i) In the event Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Section 14 before assigning its interest in this

         Lease or subletting any portion of the Premises.

                 (ii) Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder jointly and severally with any assignee or subtenant (as a primary obligor) notwithstanding any subletting or assignment provided for herein.

                 (iii)    In addition to the processing fee described in
         Section 16.B, Tenant shall pay to Landlord any third party reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer, such payment to Landlord not to exceed $1,500 for each such consent request.

15. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted; provided, however, that if Tenant is insured (or required pursuant to this Lease to be insured) for any such damage, Tenant shall, at the election of Landlord, either (i) apply the insurance proceeds (or the amount Tenant would have received as insurance proceeds had Tenant maintained the insurance required pursuant to this Lease) to repair such damage or (ii) surrender such insurance proceeds (or the amount Tenant would have received as insurance proceeds had Tenant maintained the insurance required by this Lease) to Landlord upon surrender of the Premises. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations.
If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be one hundred fifteen percent (115%) of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant except as otherwise required by law.

16.      DEFAULTS AND REMEDIES.

         A. DEFAULT. The occurrence of any of the following shall constitute a default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) business days after Landlord delivers to Tenant written notice thereof, although no legal or formal demand has been made therefor; (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord; provided that no such notice shall be required if Tenant has received two similar notices within three hundred sixty-five (365) days prior to such failure; provided that if such failure will take longer than this thirty (30)-day period to cure, Tenant shall have such longer period (not to exceed sixty (60) days), as may be reasonably required to effectuate such cure, as long as such cure is commenced within such thirty (30)-day period, and such cure is prosecuted diligently to completion,; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) INTENTIONALLY DELETED; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any Guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing.

         B. RIGHT OF RE-ENTRY. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

         C. TERMINATION OF RIGHT TO POSSESSION. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord shall use commercially reasonable efforts to relet the Premises to another tenant (a "Substitute Tenant") on then market terms which Landlord is then quoting for comparable space in other buildings owned by Landlord in Worldgate Office Park or which Landlord would quote if comparable space is not then available in Worldgate Office Park; provided, however, (i) Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting, (ii) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises; (iii) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (iv) Landlord shall not be obligated to enter into a lease with any proposed tenant whose
use would:   (1) violate any restriction, covenant or requirement contained in the lease of another tenant of the Building; (2) adversely affect the reputation of the Building; or (3) be incompatible with the operation of the Building as a first class building; and (v) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first class manner. Tenant shall reimburse Landlord for the actual costs and expenses (or reasonable estimate thereof) of reletting the Premises, including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairing and other expenses reasonably incurred to secure a new tenant for the Premises or portion thereof. In addition, if the consideration collected by Landlord upon any such reletting or sale, after payment of the expenses of reletting, the Premises or sale of the Building which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent and pay Landlord for the expenses of reletting, then the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

         D. TERMINATION OF LEASE. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing, from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses (incurred in good faith) of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of six percent (6%) per annum.

         E. OTHER REMEDIES. Upon a default by Tenant under this Lease, Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all reasonable costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and
(iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Tenant hereby expressly waives any and all rights of redemption, reentry or repossession granted by or under any present or future laws or in equity and any notice to quit or notice of Landlord's intention to re-enter the Premises.

         F. BANKRUPTCY. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

G.      WAIVER OF TRIAL BY JURY.  LANDLORD AND TENANT WAIVE TRIAL BY JURY IN
THE

EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM IN BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER IN CONNECTION WITH THIS LEASE AND EACH PARTY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO CONSULT THEIR COUNSEL IN CONNECTION WITH THIS WAIVER.

         H. VENUE. If either Landlord or Tenant, desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in the Commonwealth of Virginia, or state or local courts located in Fairfax County, Virginia. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall be deemed a tenant by the month. Tenant shall pay Rent during such holding over at one hundred fifty percent (150%) of the Rent in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Except as otherwise provided above with respect to the payment of Rent, Tenant shall, as a monthly tenant, be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises; provided, however, that if Tenant is in default hereunder, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. Notwithstanding the foregoing provisions of this Section, in the event that Tenant shall hold over as set forth in the first sentence of this Section and if Landlord shall desire to regain possession of the Premises, then at any time prior to Landlord's acceptance of Rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith reenter and take possession of the Premises by any legal process in force in the Commonwealth of Virginia.

18.      SECURITY DEPOSIT.

         A. AMOUNT. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the amount set forth in ITEM 8 of the Schedule, as a security deposit (the "Security Deposit").

         B. SECURITY. Such Security Deposit shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease except as hereinafter provided.

         C. FORM. Such Security Deposit may, at Tenant's option, be deposited by Tenant with Landlord in the form of cash or Tenant shall deliver to Landlord one or two (2) irrevocable letter(s) of credit (collectively, the "Letter of Credit"), in the aggregate amount set forth in ITEM 8 of the Schedule. If Tenant elects to provide the Letter of Credit as such Security Deposit, Tenant shall maintain the Letter of Credit in full force and effect throughout the entire term of this Lease and until thirty (30) days after the end of the Term, and shall cause the Letter of Credit to be renewed or replaced not less than sixty (60) days prior to its expiry date. The Letter of Credit shall (i) be unconditional, irrevocable, transferable, payable to Landlord on sight at a metropolitan Washington, D.C. area financial institution, in partial or full draws, (ii) be substantially in the form attached hereto and incorporated herein as EXHIBIT G, and otherwise be in form and content acceptable to Landlord, (iii) shall be issued by a financial institution reasonably acceptable to Tenant and Landlord, and (iv) contain an "evergreen" provision which provides that it is automatically renewed on an annual basis unless the issuer delivers sixty (60) days' prior written notice of cancellation to Landlord and Tenant. Any and all fees or costs charged by the issuer in connection with the Letter of Credit shall be paid by Tenant. In the event that the Security Deposit is made in the form of cash, then Landlord agrees that such amount shall be held by Landlord in an interest bearing account in a financial institution whose deposits are insured by the Federal Deposit Insurance Corporation as security for Tenant's performance of its obligations, covenants, conditions and agreements under this Lease. Landlord may commingle the Security Deposit with Landlord's other funds. The interest rate payable on such Security Deposit shall be two and one-quarter percent (2.25%)
per annum compounded.

         D.      RIGHT TO DRAW.

                 (i) If the Security Deposit is in the form of cash, in the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to compensate Landlord (whether in whole or in part) for such default, in which event, within fifteen (15) days thereafter, Tenant shall be obligated to deposit with Landlord the amount necessary to restore the balance of the Security Deposit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the payment by Tenant to restore such Security Deposit shall operate to cure such default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled.

                 (ii) If the Security Deposit is in the form of a Letter of Credit, Landlord shall have the right to draw upon the Letter of Credit in whole or in part and apply the proceeds thereof as may be necessary to compensate Landlord for any default under this Lease on the part of Tenant, and Tenant, within fifteen (15) days after Landlord delivers written demand therefor to Tenant, shall forthwith restore the Letter of Credit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the restoration by Tenant of such Security Deposit shall operate to cure such default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled unless the amount of the Security Deposit applied by Landlord is sufficient in Landlord's judgment to completely cure the default and Tenant has restored the Security Deposit to its original amount within five (5) days of the date of the draw down by Landlord of the Letter of Credit, then Landlord shall not be entitled to pursue any additional remedies with respect to the particular default which Landlord has determined was fully cured by the application of the Security Deposit. Should Landlord elect to draw the full amount of the Letter of Credit upon a default by Tenant, Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages and not injunctive or other equitable relief shall be Tenant's sole remedy in the event Tenant disputes Landlord's claim to any such amounts.

                 (iii) Landlord shall have the right to draw upon the Letter of Credit in any of the following circumstances: (i), if the total assets of the issuer of the Letter of Credit are at anytime less than Three Billion Dollars ($3,000,000,000.00), or such issuer has a Standard & Poor's commercial paper rating of less than A-1 (provided if at anytime the current Standard & Poor's commercial paper rating system is no longer in existence, a comparable rating of a comparable commercial paper rating system from a comparable company shall be selected by Landlord, in its reasonable discretion, for purposes of this Section 18) and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty
         (30) days of request therefor from Landlord, (ii) if the credit rating of the issuer of the Letter of Credit is downgraded from the credit rating of such issuer at the time of the issuance of the Letter of Credit, the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, and (ii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least thirty (30) days prior to expiration of the then-current Letter of Credit, where the issuer of such Letter of Credit has advised Landlord of its intention not to renew the Letter of Credit. In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses (i), (ii) or (iii), the amount drawn shall be held by Landlord without interest as a Security Deposit to be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the Letter of Credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or Letter of Credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth in this Section 18.

         E. RIGHT TO PLEDGE OR ASSIGN. Landlord shall have the right to pledge or assign its interest in the Security Deposit and proceeds thereof to any lender holding a security interest in the Premises. In the event of any sale or transfer of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit. No mortgagee or other purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Security Deposit (or any other or additional Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Security Deposit, or proceeds thereof, to such mortgagee or purchaser. If the Security Deposit is in the form of a Letter of Credit and if requested by any such mortgagee or other purchaser, Tenant shall obtain an amendment to the Letter of Credit which names such mortgagee or other purchaser as the beneficiary thereof in lieu of Landlord. This Security Deposit shall not be transferable by Tenant to any assignee or subtenant, but shall be held and returned directly to Tenant.

         F. RESERVATION OF RIGHTS. No right or remedy available to Landlord as provided in this Section 18 shall preclude or extinguish any other right to which Landlord may be entitled. In furtherance of the foregoing, it is understood that in the event Tenant fails to perform its obligations under this Lease, any amounts recovered from the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord's damages and such application of funds shall not in any way limit or impair Landlord's right to seek or enforce any and all other remedies available to Landlord to the extent allowed hereunder, at law or in equity. Landlord shall not be required to keep, and Tenant hereby waives the benefit of any provision of law requiring Landlord to keep, the Security Deposit separate from its general funds, on deposit in the Commonwealth of Virginia or in escrow or otherwise in trust for Tenant. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent.

         G. REDUCTION OF SECURITY DEPOSIT. As of the date that Tenant pays to Landlord the first full month of Base Rent due under this Lease (i.e., in the amount of $395,629.03), if no default hereunder has occurred that remains uncured, then the security deposit then required hereunder to be maintained by Tenant with Landlord shall be reduced to an amount equal to Three Hundred Ninety-five Thousand Six Hundred Twenty-nine and Three/100 Dollars ($395,629.03). If the security deposit is in the form of cash, the foregoing reduction shall be effectuated by Landlord applying to the monthly installment of Base Rent coming due after the effective date of such reduction the amount by which the security deposit is reduced pursuant to the foregoing provisions. If the security deposit is in the form of a Letter of Credit, then the foregoing reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit (complying with the terms of this Lease) delivered to Landlord in the amount of Three Hundred Ninety-five Thousand Six Hundred Twenty-nine and Three/100 Dollars ($395,629.03); provided, however, if Tenant provides to Landlord the Letter of Credit in two (2) letters of credit, one of which being in the amount of Three Hundred Ninety-five Thousand Six Hundred Twenty-nine and Three/100 Dollars ($395,629.03), then the reduction shall be effectuated by Landlord retaining the Letter of Credit in the amount of Three Hundred Ninety-five Thousand Six Hundred Twenty-nine and Three/100 Dollars ($395,629.03) and returning to Tenant the other Letter of Credit.

         H. RETURN OF SECURITY DEPOSIT. Within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant, Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back any Security Deposit to Tenant, less such portion thereof as Landlord shall have retained to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions or agreements, and if the Security Deposit is in the form of cash, less the costs of maintaining the Security Deposit in an interest bearing account charged by the financial institution or depository holding such Security Deposit.

19.      INTENTIONALLY OMITTED.

20. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) business days' prior request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate in the form attached hereto as EXHIBIT D or such other certificate as reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten (10) business days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact, coupled with an interest, solely to execute and deliver such certificate in Tenant's name.

21.      FINANCING.

         A. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or deed of trust now or hereafter encumbering fee title to the Building or the leasehold estate, or both, under any such lease, and all amendments, renewals and modifications to any such mortgage or deed of trust, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be, and at the request of such purchaser enter into a new lease with such purchaser or lessor with the identical terms and conditions of this Lease. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination or attornment, or both; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination or attornment, or both, instruments as may be required by such person to confirm such subordination or attornment, or both, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee elect such superiority. If Tenant fails to execute and deliver any such instrument or document within ten (10) business days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact, coupled with an interest, to execute and deliver such instrument or document in Tenant's name. Landlord agrees that within fifteen (15) days of execution of this Lease, Landlord shall obtain a subordination, non-disturbance and attornment agreement for Tenant from NationsBank in its customary form. Landlord hereby represents and warrants that as of the date of this Lease, NationsBank is the only mortgagee that currently has a security interest in the Land and Building and that there is no ground lease currently affecting the Land and Building. Notwithstanding the foregoing provisions of this Section 21, Tenant's subordination and attornment to any mortgage or ground lease, as set forth in this Section 21, shall be conditioned upon Landlord obtaining a subordination, non-disturbance and attornment agreement for Tenant from the holder of such mortgage ("mortgagee") or the ground lessor under such ground lease; provided that (i) if such mortgagee or ground lessor is a Qualified Lender (hereinafter defined), then the form of such subordination, attornment and non-disturbance agreement shall be in such mortgagee's or such ground lessor's customary form, and (ii) if such mortgagee or ground lessor is not a Qualified Lender, then the form of such subordination, attornment and non-disturbance agreement shall either be in a form that such mortgagee or ground lessor has in the past provided to a tenant leasing comparably sized office space, or in a form otherwise commercially reasonable. For purposes hereof, the term "Qualified Lender" shall mean any entity that is in the business of, or regularly engages in, underwriting or originating commercial real estate loans, including without limitation, any life insurance company, bank, financial institution, savings and loan institution, pension fund, real estate investment trust, conduit, correspondent loan originator, investment banking company or real estate investment trust. Tenant shall reimburse Landlord for any fee paid by Landlord to any mortgagee or ground lessor for providing such agreement

         B. MORTGAGEE REQUIREMENTS. Tenant agrees to give any beneficiary of a mortgage or lessor under a ground lease, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing by Landlord (or such beneficiary or lessor) of the address of such beneficiary or lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such mortgagees and/or





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
lessor shall have a reasonable period of time thereafter (which shall be limited to 120 days if such default materially adversely affects Tenant's occupancy or use of the Premises) to commence and diligently pursue the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall not take any action to remedy such default, abate any Rent and or to terminate this Lease (in each such case only to the extent it has a right to do so) while such remedies are being so diligently pursued. In the event of the sale of the Building, by foreclosure or deed in lieu thereof, or the termination of any ground lease, the purchaser at such sale or lessor shall only be responsible for the return of any Security Deposit to the extent that such purchaser or lessor actually receives such Security Deposit. Tenant further agrees that any such purchaser or lessor shall not be bound by (i) any payment of Rent for more than one (1) month in advance, (ii) any amendment or modification of this Lease made without the consent of Landlord's mortgagee or such purchaser or lessor or (iii) any acts, omissions, events or conditions arising prior to the time any such successor becomes the record owner of the Building except for those acts, omissions, events, conditions which (a) continue after the time such purchaser or lessor becomes the record owner of the Land and Building; (b) which materially and adversely affect Tenant's use and occupancy of the Premises and (c) are of a nature which are reasonably capable of cure by such purchaser or lessor.

22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord or any person claiming by through or under Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant. Additionally, no disturbance of Tenant's occupancy of the Premises by other occupants or tenants of the Building, including any noise or odors, will affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant, although Landlord agrees to use its reasonable efforts to alleviate such disturbance upon notice from Tenant to Landlord thereof.

23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in ITEM 9 of the Schedule (collectively the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims for a fee or commission made by any broker claiming to have acted by or on behalf of Landlord in connection with this Lease. Landlord agrees to pay the Broker, or to cause Landlord's Broker to pay Tenant's Broker, a commission in accordance with separate agreements to which it or its Broker is a party.

24. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following addresses:

         IF TO LANDLORD:          Monument One LLC
                                    c/o The John Akridge Company
                                    601 Thirteenth Street, N.W., Suite 300 North
                                    Washington, D.C. 20005
                                    Attention:  Mr. Michael J. Darby

         WITH COURTESY COPY TO:   Holland & Knight, LLP
                                    2100 Pennsylvania Avenue, N.W.
                                    Suite 400
                                    Washington, D.C. 20037
                                    Attention:  David C. Silver, Esquire

         IF TO TENANT:                     e.spire Communications, Inc.
                                           133 National Business Parkway,
                                           Suite 200
                                           Annapolis Junction, Maryland 21701
                                           Attention:  Ms. Riley Murphy, Esquire


         WITH COURTESY COPY TO: e.spire Communications, Inc.
                                           133 National Business Parkway,
                                           Suite 200
                                           Annapolis Junction, Maryland 21701
                                           Attention:  Real Estate Department

or at such other address as either party may hereafter designate in accordance with this Section. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service that provides receipts. Notices shall be considered to have been given upon the earliest to occur of actual receipt, three (3) business days after posting in the United States mail in the manner specified above or one (1) business day following delivery to such air courier service or on the date of delivery if delivered by hand and a receipt for such delivery signed by the recipient or the recipient's authorized agent has been obtained. In the event that Tenant requests that more than one
(1) person or address receive notices on its behalf hereunder, Landlord shall use commercially reasonable efforts to send notices to all requested parties; however, it shall not be a condition to the effectiveness of any notice that more than one (1) person or address receive such notices.

25. PARKING. Tenant shall have the right to use 3.7 unreserved parking spaces per 1,000 rentable square feet in the Premises made available to it by Landlord and/or the parking operator (as Landlord may determine), at no charge to Tenant. Such parking spaces may be in the parking areas under or adjacent to the Building, as surface parking, in a parking garage under the Building or in a parking garage under an adjacent building, as Landlord shall determine. Tenant shall have access to the parking area servicing the Building twenty-four
(24) hours per day, seven (7) days per week.   Tenant agrees that it and its
employees shall observe reasonable safety precautions in the use of the parking areas to which the parking spaces apply, and shall at all times abide by all rules and regulations promulgated by Landlord, the owner of the adjacent building or the applicable parking garage operator governing the use of the parking area to which the parking spaces apply. It is understood and agreed that Landlord has no responsibility to provide security to the parking area and shall not be responsible for any theft of any property. It is also understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in any such parking areas or to any personal property located therein, or for any injury sustained by any person in or about such parking areas.


26.      MISCELLANEOUS.

         A. SUCCESSORS AND ASSIGNS. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

         B. ENTIRE AGREEMENT. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease including those described in ITEM 10 of the Schedule, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

         C. TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provision.

         D. EXECUTION, DELIVERY AND AUTHORITY. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein which offer may not be revoked for ten (10) days after such delivery. Tenant hereby represents and warrants that the individual signing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant and that Tenant is a duly organized entity under the laws of the state of its formation, is qualified to do business in the Commonwealth of Virginia, is in good standing under the laws of the state of its formation and the laws of the Commonwealth of Virginia, and has the power and authority to enter into this Lease, and that all action requisite to authorize Tenant to enter into this Lease has been duly taken.

         E. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

         F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the law of the Commonwealth of Virginia.

         G. ATTORNEYS' FEES. In the event suit shall be brought by either party hereto against the other to enforce any of the provisions of this Lease, the prevailing party in any such action shall be entitled to recover from the other party all of its expenses incurred in connection with such action, including reasonable attorneys' fees, disbursements and actual costs.

         H. JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

         I. FORCE MAJEURE. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

         J. CAPTIONS. The headings and titles in this Lease are for convenience only, and shall have no effect upon the construction o interpretation of this Lease.

         K. NO WAIVER. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

         L. LIMITATION OF LIABILITY; EFFECT OF SALE. Any liability of Landlord in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises shall be limited solely to its interest in the Building; provided, however, if Tenant has delivered to Landlord written notice of a claim against Landlord under this Lease and the Building is subsequently sold and Tenant files a law suit for such claim with a court with jurisdiction over such claim within ninety (90) days after the sale of the Building and diligently prosecutes such claim, then Tenant shall also be entitled to look to the net proceeds of the sale (i.e., after all commissions, closing costs and other costs associated with the sale have been satisfied) for the satisfaction of such claim. In no event shall any personal liability be asserted against Landlord in connection with any such claim nor shall any recourse be had to any other property or assets of Landlord. No property owned by any member or partner of Landlord, or any of their employees, officers, directors, shareholders, members or partners, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant in connection with any such claim. Landlord and any successor will be relieved of its obligations accruing after any sale of the Building or Premises and Tenant will look solely to the successor for performance of those obligations, provided such purchaser assumes or is deemed to have assumed all of the obligations of Landlord under this Lease. Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord be liable to Tenant on account of any claims for lost business or profits or any indirect or consequential losses or damages or any punitive damages. Except in connection with a breach of any provision of Sections 17, 20 or 21 hereof, in no event shall Tenant be liable to Landlord on account of any claims for any indirect or consequential losses or damages or any punitive damages.

         M. NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

         N. TENANT'S DUTY TO MITIGATE. Tenant agrees to use commercially reasonable efforts to mitigate any damages that Tenant may suffer as a result of any default by Landlord hereunder.

         O.      COMPLIANCE WITH LAWS AS OF COMMENCEMENT DATE.    If (i) as of
the date the Commencement Date, the common areas of the Building are in violation of any applicable federal or state law, rule or regulation, the violation of which would have a material adverse affect on Tenant's use thereof or expose Tenant to any unreasonable health or safety risk, and (ii) an order (after all final appeals have been exhausted) of any court or governmental entity requires that such violation be cured, then Landlord shall promptly cure such violation, and Landlord shall be responsible for the cost of curing such violation (without including such expenditure as an "Expense").
Notwithstanding the foregoing, if the requirement that is violated results from Tenant's business or particular use of the Premises or any alteration made by Tenant in the Premises or Tenant or any of its agents or employees otherwise caused such violation or was responsible for maintaining the item in violation pursuant to the terms hereof, then Tenant shall pay for or reimburse Landlord for the cost to cure such violation.

         P. ENVIRONMENTAL REPRESENTATION. Landlord represents and warrants that, to the best of Landlord's actual knowledge (without inquiry or investigation), as of the date hereof and as of the Commencement Date, no hazardous materials are or will be located in the Premises or on the Land or the Building in violation of any federal or applicable state law or any regulations promulgated thereunder, the violation of which would have a material adverse affect on Tenant's use thereof or expose Tenant to any health or safety risk. Tenant acknowledges that it has received a copy of Landlord's Phase I Environmental Assessment, dated June 27, 1997, prepared by SCS Engineers (the "Environmental Report") and that it is familiar therewith. Tenant further acknowledges that Landlord makes no representation or warranty as to the accuracy or completeness of such Environmental Report.

27. ACCESS RIGHTS TO ADDITIONAL MONUMENT BUILDINGS. As of the date hereof Monument Fund, L.L.C. (the "Monument Fund") owns a controlling interest and is the managing member of Landlord. Monument Fund also owns a controlling interest and is the managing member of each of the entities that own the properties commonly known as Monument II, Monument III and Monument IV, located in Worldgate, Fairfax County, Virginia, on which may be built additional office buildings (each such additional office building, so long as the owning entity is controlled by the Monument Fund, shall be referred to herein as an "Additional Monument Building"). If any tenant of an Additional Monument Building requests in writing that Landlord permit e.spire Communications, Inc. or its permitted successors and assigns to provide to such tenant telecommunications access services through optic fiber wiring, then, Landlord shall cause such entity owning such Additional Monument Building to provide e.spire Communications, Inc. or its permitted successors and assigns with non-exclusive access to such Additional Monument Building to install such optic fiber wiring through the telephone closets therein as may be necessary to provide such services to such tenant (subject to such rules and regulations as may be promulgated, and in such exact locations as may be determined, by the owner of such Additional Monument Building); provided, however, that the material terms and conditions upon which such access to such Additional Monument Building shall be granted by such owner ("Owner") to Tenant shall be as follows: (i) in the event that Owner has then granted to any other telecommunications service provider ("TSP"), other than to any Major Tenant TSP (hereinafter defined), access to such Additional Monument Building for a purpose similar to the purpose for which Tenant is granted access to such Additional Monument Building, then the material terms and conditions upon which such access shall be granted by Owner to Tenant shall be no less favorable than the most favorable material terms and conditions (including price, if any) upon which Owner has then granted to said TSP access to such Additional Monument Building for a purpose similar to the purpose for which Tenant is granted access to such

Additional Monument Building, (ii) in the event that Owner has granted to a Major Tenant TSP, access to such Additional Monument Building for a purpose similar to the purpose for which Tenant is granted access to such Additional Monument Building, then the material terms and conditions upon which such access shall be granted by Owner to Tenant shall be reasonably comparable to the material terms and conditions (including price, if any) upon which Owner has then granted to said Major Tenant TSP access to such Additional Monument Building for a purpose similar to the purpose for which Tenant is granted access to such Additional Monument Building, or (iii) in the event there has not then been granted to any other TSP access to such Additional Monument Building for a purpose similar to the purpose for which Tenant is granted access to such Additional Monument Building, then the material terms and conditions upon which such access shall be granted by Owner to Tenant shall be reasonably comparable to the material terms and conditions then generally being granted by owners of first-class office buildings in Herndon and Reston, Virginia to other TSPs that are provided access to such buildings by such owners for purposes similar to the purpose for which Tenant is granted access to such Additional Monument Building. For purposes hereof, the term "Major Tenant TSP" shall mean any telecommunications service provider providing its own telecommunications service that has entered into a lease for at least twenty-five thousand (25,000) square feet of space in a single Additional Monument Building. The rights set forth in this Section 27 are personal to e.spire Communications, Inc. and shall not be transferable to any other third party, tenant, subtenant or assignee other than to an entity that is an assignee of this Lease and succeeds to all or substantially all of the business and assets of e.spire Communications, Inc. For purposes of this Section 27 and
Section 28, "control" shall be deemed to be ownership of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity.

28. AVAILABLE SPACE IN ADDITIONAL MONUMENT BUILDINGS. Landlord shall deliver to Tenant a space availability report showing the space then available in each of the Additional Monument Buildings. Such space availability report shall be delivered by Landlord to Tenant for each Additional Monument Building during the month after the month in which the Commencement Date occurs and during each month thereafter until at least ninety percent (90%) of the rentable space in such Additional Monument Building has been initially leased (the "Initial Lease-up Period"). After the Initial Lease-up Period for any Additional Monument Building, Landlord shall only be required to deliver to Tenant a space availability report for such Additional Monument Building only during any month after which there has been (or there anticipates to immediately be) a material change in the status of available space in such Additional Monument Building. During the Term of this Lease, the terms of any lease of any space by Tenant in any Additional Monument Buildings shall be negotiated on the then market terms.

29.      ANTENNA RIGHTS.

         A. SCOPE OF RIGHTS. Subject to the terms and conditions of this Lease (including without limitations, the terms of this Section 29 and provided Tenant is not in Default under this Lease, Landlord hereby grants Tenant the non-exclusive right to install, maintain and operate during the Term the radio antennae, satellite dish and related equipment ("Antenna Equipment") on a portion of the roof of the Building in the location (i.e., the two (2) areas of approximately 500 square feet each) indicated on EXHIBIT H (such location being referred to as (the "Site"), provided, the Antenna Equipment (i) does not affect the structure of the Building, the roof of the Building, the warranty for the roof of the Building or the safety of the Building; (ii) does not affect the electrical, mechanical or any other system of the Building or the functioning thereof; (iii) does not interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building, and (iv) is otherwise approved by Landlord in writing (which approval shall not be unreasonably, withheld, conditioned or delayed).

         B. COMPLIANCE WITH LAW. Tenant shall install, maintain and operate the Antenna Equipment in compliance with all present and future rules and regulations of any local, State or Federal authority having jurisdiction with respect thereto, including, without limitation, the rules and regulations of the Federal Communications Commission ("FCC"), the Federal Aviation Administration ("FAA") the Antenna Equipment being permitted under the laws, rules and regulations of Fairfax County, Virginia, the City of Herndon, Virginia and any other governmental and quasi-governmental authorities having appropriate jurisdiction over the Building or Tenant's use of the Antenna Equipment. Tenant shall deliver to Landlord written proof of compliance within twenty (20) days of Landlord's written request. Tenant shall obtain all permits, licenses, variances, authorizations and approvals that may be required in order to install the Antenna Equipment, subject to Section 11.B hereof.

         C.      INSTALLATION PROCEDURES.

                 (i) Prior to installation of the Antenna Equipment and any modifications or changes thereto, Tenant shall submit in writing all plans for Landlord's approval to Landlord, Attention: Vice President, Network and Facilities, at 10 Woodbridge Center Drive, Woodbridge, New Jersey 07095 and shall commence work only after having obtained Landlord's written approval. The style, color, materials, exact location and method of installation of the Antenna Equipment are subject to the prior written approved of Landlord.

                 (ii) All of such installations, modifications or changes shall conform to Landlord's reasonable technical requirements, including but not limited to, design and installation specifications, interference control devices and weight and windload requirements.

                 (iii) The Antenna Equipment shall be clearly marked to show Tenant's name, address, telephone number, the name of the person to contact in case of emergency, FCC call sign, frequency and location; the transmissions lines shall be identified at the bottom and top of each line.

                 (iv) In the event Tenant requires an electric power supply and/or usage different from that currently provided by Landlord and included within the Base Fee, Tenant shall, at its sole cost and expense, obtain such power supply. Any work performed in connection therewith shall comply with the provisions of subsections 5(a) and 5(b). Any power lines installed by Tenant shall run within Landlord's current easements. Any deviation from such easement rights shall be corrected at Tenant's expense, payable as an additional fee hereunder within ten (10) days of Tenant's receipt of an invoice therefor.

                 (v) In the event a zoning variance is required in connection with the installation or modification of the Antenna Equipment, Landlord shall have the right, at its discretion, to allow Tenant to obtain such variance at Tenant's sole cost and expense, provided however, that such variance and/or the conditions under which such variance would be granted shall in no way impair or affect the zoning otherwise affecting the Land and/or the Building. Landlord shall, at Tenant's request and expense, reasonably cooperate with Tenant in obtaining such variance.

                 (vi) In all matters where Landlord's approval is required and where Landlord makes a reasonable determination that interference or other disruption with the business of Landlord or other existing licensees is likely to result from Tenant's contemplated action, Landlord shall have the right to withhold such approval by written notice to Tenant, setting forth in reasonable detail the basis for Landlord's disapproval.

                 (vii) All work performed at the Building in connection with the installation and modification of the Antenna Equipment shall be performed at Tenant's expense by Tenant's employees or by contractors approved by Landlord in its good faith judgement; provided, however, at Landlord's sole election, Landlord shall be entitled to designate a contractor (which contractor has been selected by Tenant from a list of at least three contractors prepared by Landlord) to perform any such installation or modification that in Landlord's judgement may (i) affect the structure of the Building, the roof of the Building, the warranty for the roof of the Building or the safety of the Building;
         (ii) affect the electrical, mechanical or any other system of the Building or the functioning thereof; or (iii) interfere with the operation of the Building or the provision of services or utilities to Tenant or other tenants in the Building.

                 (viii) Landlord shall provide to Tenant sufficient access to the Site during specified business hours (Monday through Friday 8:30 a.m. - 5:00 p.m.) for the maintenance and operation of the Antenna Equipment. Access to the Site at other times will be available only on an emergency basis, by telephoning the property manager for the Building (currently Bonnie Howard of The John Akridge Companies) at (202) 638-3000. Tenant shall reimburse Landlord for all out-of-pocket costs and expenses reasonably incurred by Landlord as a result of such emergency access. All access to the Site shall be subject to the continuing control of, and reasonable security and safety procedures established by, Landlord.

                 (ix) Tenant shall pay Landlord (within 30 days after receipt of an invoice therefor) an amount equal to all cost incurred by Landlord to have an engineer review the plans and specifications for the Antenna Equipment and specifications and method for attaching the Antenna Equipment to the Building, such payment not to exceed $5,000.

                 (x) Tenant shall install any screen or other covering for the Antenna Equipment that Landlord in its reasonable discretion may require (the size, type and style of which shall be subject to Landlord's prior written approval) in order to camouflage or conceal the Antenna Equipment.

                 (xi) The Antenna Equipment shall not be more than thirty-six inches (36") in height (without Landlord's written approval, which shall not be unreasonably withheld, conditioned or delayed) and not more than the weight that Landlord shall determine is appropriate for the roof (which Landlord shall specify to Tenant upon Tenant's written request).

         D.      INTERFERENCE.

                 (i) The installation, maintenance and operation of the Antenna Equipment shall not interfere electronically or otherwise, with (i) the equipment, facilities, site use and marketability or operations of Landlord, or (ii) the equipment, facilities or operations of Landlord's present licensees or tenants at the Building. If any interference is caused by the installation, maintenance and operation of the Antenna Equipment, Tenant shall, upon written or oral request, suspend its operations until such time as the interference has been eliminated, except for intermittent testing after performing such repair, modification, replacement or other action for the purpose of correcting the interference. If Tenant is unable to rectify the interference, then upon Landlord's request, Tenant shall (at Tenant's cost) remove the Antenna Equipment from the Building (and restore the Site and the Building area affected to the condition existing prior to installation of the Antenna Equipment) and comply with the provisions of Section 29.E hereof governing removal of the Antenna Equipment.
         All transmitters and/or repeater systems at the Site shall be equipped with, at a minimum, a single stage isolator and a bandpass filter or bandpass/reject type duplexer. No notch type duplexers will be allowed. Complete technical characteristics for required equipment (including response curves) shall be furnished to Landlord and approved for use prior to Tenant's installation of the Antenna Equipment.

                 (ii) Tenant waives any and all claims against Landlord for any interference caused to or with Tenant's Antenna Equipment by the present or future equipment or facilities of Landlord or any of its tenants or licensees.

         E.      MAINTENANCE AND REMOVAL OF THE ANTENNA EQUIPMENT.

                 (i) Tenant shall, at its sole cost and expense, be responsible for the maintenance of the Antenna Equipment in accordance with all applicable laws and regulations and this Lease. All maintenance work shall be performed by Tenant's employees or by certified contractors, previously approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, provided, however that Landlord's approval shall only be required for work which affects the roof structure or the method or mechanics of the attachment of the Antenna Equipment to the roof and to or through the Building.

                 (ii) At the expiration or earlier termination of this Lease, Tenant shall remove the

         Antenna Equipment from the Building (and restore the Site and the Building area affected to the condition existing prior to installation of the Antenna Equipment) at Tenant's sole cost and expense. The removal shall be performed by a certified contractor previously approved in writing by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), in a workmanlike manner in accordance with a previously approved removal plan (such approval not to be unreasonably withheld, conditioned or delayed) and without causing any damage or material and continuous interference to the structures, equipment, or operations of Landlord or any of its licensees or tenants at the Building. Should any interference, damage or destruction occur, remedy thereof shall be immediately commenced and diligently pursued by Tenant at Tenant's sole cost and expense. IfTenant fails to eliminate any such interference or to make any such repair within seven (7) days of receiving written or oral notice of the occurrence of interference or damage, Landlord may perform the necessary work at Tenant's cost and expense and such amount shall be paid by Tenant, as Additional Rent hereunder, within thirty (30) days of Tenant's receipt of an invoice therefor.

         F.      INDEMNIFICATION.

                 (i) Tenant shall indemnify and save Landlord harmless from and against any and all loss, costs, liabilities, damages, judgements, and expenses, including reasonable attorney's fees, in connection with claims resulting from bodily injury or death of any person, or from damage to any property sustained by any person, including Tenant, arising from the installation, removal and maintenance of the Antenna Equipment, except to the extent resulting from Landlord's negligence or willful misconduct.

                 (ii) Tenant covenants and agrees that the installation, operation and removal of the Antenna will be at its sole risk. Landlord shall not be liable to Tenant for any loss, damage or expense arising from any damage to the Antenna Equipment that may be occasioned by, through, or in connection with any acts or omissions of Landlord or Landlord's agents or employees except for Landlord's or Landlord's agents' or employees' gross negligence or wilful misconduct. Tenant agrees to indemnify and hold Landlord and all other persons or entities having facilities located at the Site harmless, from all costs of any damage done to Landlord's or other persons facilities or equipment located at the Building, that occur as a result of the installation, operation or maintenance of Tenant's Antenna Equipment. Tenant hereby assumes the risk of the inability to operate Tenant's Antenna Equipment as a result of any structural or power failure at the Building or failure of Tenant's Antenna Equipment for any reason whatsoever other than the Landlord's gross negligence or wilful misconduct and agrees to indemnify and hold Landlord harmless from all damages and costs of defending any claim or suit for damages of any kind including business interruption (and attorney's' fees) asserted against Landlord by reason of such failure.

         G. TAXES. Tenant hereby acknowledges that the existence of the Antenna Equipment and Tenant's other improvements may result in an increase in the assessed valuation of the Building. Upon receipt of documentation showing that the Antenna Equipment or Tenant's other improvements caused such increase Tenant shall reimburse Landlord for any increase in the real estate taxes payable by Landlord as a consequence of the increase in assessed valuations, subject to Tenant's right to obtain an exemption therefor on Landlord's behalf. Landlord shall, at Tenant's sole cost and expense, cooperate with Tenant to obtain an abatement of any such increase assessment. In the event any sales, use or other tax shall be payable by Landlord in connection with this Lease, Tenant shall reimburse Landlord on demand for such payments or shall furnish necessary documentation to the appropriate government authorities to show that fee payments hereunder are exempt from such sales, use or other tax.

         H. MISCELLANEOUS. The rights set forth in this Section 29 are personal to e.spire Communications, Inc. and shall be for the benefit (subject to the terms and conditions hereof) of any assignee of this Lease or subtenant of the Premises, but shall not be transferable to any other third party. Landlord shall be entitled to grant to other persons or entities the right to use certain portions of the roof; provided, however, that (i) Landlord shall not grant to another user the right to erect an antenna (a) in front of Tenant's signage on the side of the Building facing the Dulles Toll Road in a manner that obstructs the visibility of such sign from the Dulles Toll Road, (b) in the two (2) restricted area identified on EXHIBIT H (the area of each being approximately 500 square feet), (c) on the parapet of the Building or in a manner that the antenna extends away from the Building over the edge of the parapet, or (d) within three (3) feet of the outside edge of the Building, (ii) Landlord shall use reasonable efforts to locate any antenna of any other user of the roof in a location that in Landlord's reasonable judgement would not be likely to materially interfere with the operation of any Antenna of Tenant then on the roof of the Building, and (iii) if any other user of the roof of the Building places an antenna in an area on the roof of the Building that materially interferes with the operation of an Antenna of Tenant then on the roof, Landlord shall cause such other user to move its antenna to a location that in Landlord's reasonable judgement would not materially interfere with the operation of any Antenna of Tenant then on the roof of the Building.

30. ACCESS RIGHTS FOR CABLING COMMUNICATIONS EQUIPMENT. Landlord shall grant to Tenant non-exclusive access to the risers in the Building to install such optic fiber wiring (the "Telecom Cabling") therein as may be necessary for Tenant to provide telecommunications access services to the Premises (subject to such rules and regulations as may be promulgated by Landlord from time to time), provided that such Telecom Cabling (i) does not affect the structure or safety of the Building; (ii) does not affect the electrical, mechanical or any other system of the Building or the functioning thereof; and (iii) does not interfere with the operation of the Building or the provision of services or utilities to Tenant or any other tenant of the Building. Tenant shall install and maintain the Telecom Cabling in compliance with all present and future rules and regulations of any local, State or Federal authority having jurisdiction with respect thereto, including, without limitation, the laws, rules and regulations of the FCC, Fairfax County, Virginia, the City of Herndon, Virginia and any other governmental and quasi-governmental authorities having appropriate jurisdiction over the Building or Tenant's use of the Telecom Cabling. Tenant shall obtain all permits, licenses, variances, authorizations and approvals that may be required in order to install and maintain such Telecom Cabling. Tenant shall, at its sole cost and expense, be responsible for the insurance and maintenance of the Telecom Cabling and its compliance with all applicable laws, rules and regulations. Tenant shall indemnify and save Landlord harmless from and against any and all loss, costs, liabilities, damages, judgements, and expenses (including reasonable attorney's fees) arising in connection with the installation, removal and maintenance of the Telecom Cabling.

         IN WITNESS WHEREOF, the parties hereto have executed this deed of Lease under seal in manner sufficient to bind them as of the day and year first above written.

LANDLORD:

MONUMENT ONE LLC, a Delaware limited liability company

By:      The Monument Fund, LLC, its Sole Member

         By:     Monument Akridge, L.L.C., its Managing Member

                 By:      JACo Manager, L.L.C., its Managing Member

                          By:     JACo Manager, Inc.,  its     WITNESS:
                                  Managing Member




                                  By:               seal
                                         _______________   _____________________





                                         Name:
                                         Title:
TENANT:

E.SPIRE COMMUNICATIONS, INC.

By:                                 seal
   -------------------------------------
   Name:
   Its:                                       WITNESS/ATTEST:




                                              ---------------------------------
                                              [corporate seal]

                                   EXHIBIT A

                            FLOOR PLAN - FIRST FLOOR

                            FLOOR PLAN- SECOND FLOOR

                            FLOOR PLAN - THIRD FLOOR

                            FLOOR PLAN- FOURTH FLOOR

                            FLOOR PLAN - FIFTH FLOOR

                            FLOOR PLAN - SIXTH FLOOR

                           FLOOR PLAN - SEVENTH FLOOR

                                   EXHIBIT A-1
                               DESCRIPTION OF LAND

                                    EXHIBIT B

                                 WORK AGREEMENT

       This Work Agreement is attached to and made a part of that certain Lease Agreement dated _______________ 1998 (the "Lease"), between Monument One LLC ("Landlord"), and e.spire Communications, Inc. ("Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.


1.     GENERAL.

       1.1. PURPOSE. This Agreement sets forth the terms and conditions governing the design, permitting and construction of the Tenant Work (hereinafter defined) to be installed in the Premises. As set forth in Section 1.A of the Lease, the Tenant Work (as hereinafter defined) to be constructed in the Premises may be constructed in two (2) phases: Phase I (as hereinafter defined) and Phase II (as hereinafter defined). References herein to "any phase" shall refer to either Phase I or Phase II, and references herein to "each phase" shall refer to Phase I and Phase II.

       1.2. TENANT'S REPRESENTATIVE. Tenant acknowledges that Tenant has appointed Michael Knouse as its authorized representative ("Tenant's Representative") with full power and authority to bind Tenant for all actions taken with regard to the Tenant Work. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Work until it has been executed by Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's general contractor with respect to the Tenant Work. Tenant shall cause Tenant's Representative to attend all of Landlord's weekly progress meetings in order to expedite and facilitate any and all approval necessary in connection with the construction process. In the event that the Landlord's general contractor performs any such work under the direction of Tenant or Tenant's Representative, then Landlord shall have no liability for the cost of such work, the cost of corrective work required as a result of such work, any delay that may result from such work, or any other problem in connection with such work.

2.     WORK AND MATERIALS.

       2.1. STANDARD SHELL WORK. The Standard Shell Work (hereinafter defined) will be performed by Landlord at Landlord's sole cost and expense. The term "Standard Shell Work" means and refers to the following elements of the Premises: concrete floor (without floor covering); unfinished perimeter walls; unfinished ceilings (without acoustical ceilings, ceiling tiles, suspension system, insulation or light fixtures); closets for telephone and electrical systems (but not the systems themselves); building systems within the building core only as follows: mechanical (including heating, ventilating and air conditioning systems, but excluding any supplemental HVAC required by the Tenant Plans), electrical and plumbing systems, the design of which building systems shall be consistent with the specification set forth on EXHIBIT B-1 hereof and primary fire sprinkler distribution loop connected to core and secondary branch distribution to the Premises with upturned sprinkler heads in a ratio of one (1) sprinkler head per 130 rentable square feet in the Premises.

       2.2. TENANT IMPROVEMENTS; IMPROVEMENT ALLOWANCE. Landlord, at Tenant's expense, shall construct the Premises in accordance with the Tenant Plans. Tenant Plans shall be conclusive as to the entire scope of work to be performed by Landlord ("Tenant Work"). Landlord agrees to provide Tenant with a maximum contribution not to exceed Twenty-six Dollars ($26.00) per rentable square foot which is equal to a total of Four Million Three Hundred Forty-nine Thousand Four Hundred Ten Dollars ($4,349,410.00) for the Tenant

              Work ("Improvement Allowance"). The Improvement Allowance may be applied only against work, services and materials which are incurred in connection with Landlord's construction of the Tenant Work (including Landlord's Construction Management Fee, hereinafter defined). Tenant shall pay an administrative fee ("Landlord's Construction Management Fee") to compensate Landlord for reviewing the Tenant Plans and managing the Tenant Work in an amount equal to One Hundred Thousand Dollars ($100,000.00). Landlord's Construction Management Fee shall first be deducted from the Improvement Allowance and Landlord shall pay the remaining Improvement Allowance directly to the contractor(s) performing the Tenant Work. To the extent the full Improvement Allowance is not used by the Tenant for the purposes set forth herein, then, provided that Tenant is not then in default under the Lease (including without limitation, any provision of this Work Agreement), the balance thereof shall be paid to Tenant upon the occurrence of the Phase II Commencement Date and Tenant taking possession of the entire Premises.

3. ARCHITECT AND ENGINEERS FOR TENANT WORK. Tenant shall employ an architect reasonably acceptable to Landlord (the "Leasehold Architect") to prepare all plans for the Tenant Work. Tenant shall employ the engineers (the "Leasehold Engineers") designated by Landlord to prepare the base building engineering drawings relating to the Tenant Work.

4. PLANS FOR THE TENANT WORK. Tenant shall be entitled to deliver to Landlord the Tenant Plans (including the programming and space plans, design development drawings and construction documents) for the Phase I Tenant Work separately from Tenant's delivery of such plans for the Phase II Tenant Work; in which case, the approval process, and pricing and construction process and time requirements of this Work Agreement shall apply to each phase separately.

       4.1. Tenant shall promptly cause the Leasehold Architect to prepare programming and space plans for each phase (i.e., Phase I and Phase II) of the Tenant Work, in form approved by Tenant, for submissions to Landlord. If Landlord has any comments with respect to the programming and space plans, Landlord shall make such comments known to Tenant in writing within five (5) business days following submission of the programming and space plans to Landlord. If Landlord desires that the programming and space plans be modified in any reasonable manner, then Tenant shall promptly revise the programming and space plans to address Landlord's concerns.

       4.2. Tenant shall promptly cause the Leasehold Architect to prepare design development drawings for each phase of the Tenant Work, in form approved by Tenant, for submission to Landlord, which drawings shall be based upon the programming and space plans approved by Landlord. If Landlord has any comments with respect to the design development drawings, Landlord shall make such comment known to Tenant in writing within five (5) business days following submission of the design development drawings to Landlord. If Landlord desires that the design development drawings be modified in any reasonable manner, then Tenant shall revise such drawing to address Landlord's concerns.

       4.3. Tenant shall cause the Leasehold Architect and the Leasehold Engineers to prepare final construction documents (including without limitation, all mechanical, electrical, telephone, finishes selections and fire/life safety plans and specifications) for each phase of the Tenant Work (the "construction documents"), in form approved by Tenant, for submission to Landlord no later than the date that is forty-five (45) days after Landlord approves the design development drawings for such phase of the Tenant Work, which construction documents shall be based upon the programming and space plans and the design development drawings for such phase approved by Landlord. If Landlord has any comment with respect to the construction documents, Landlord shall make such comments known to Tenant in writing within ten (10) business days following submission of the construction documents to Landlord, or if the nature of the required revisions is such that they cannot be revised within such ten (10) day period, Tenant shall have such longer period as may be reasonably required to make such revisions, as long as Tenant promptly commences such revisions and diligently pursues completion thereof. If Landlord desires that the construction documents be modified in any reasonable manner, then Tenant shall, within three (3) business days after Landlord indicates the revisions required to the construction documents, make such revisions and resubmit the construction documents to Landlord for its approval. The construction documents for the Tenant Work that have been submitted by Tenant and approved by Landlord shall be referred to herein as the "Tenant Plans."

       4.4. All Tenant Plans for the Tenant Work shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of Tenant Plans to the extent they impact the Building's structure or systems; provided, however, in determining whether to consent or condition its consent to any particular item of Tenant Work, Landlord shall be able to take into consideration, among other things, the appearance of any item of Tenant Work visible from the exterior of the Building and Landlord's interest in the uniformity of the window coverings and maintaining an appearance consistent with the first-class nature of the Building. Notwithstanding the forgoing, Tenant shall be entitled to cover the windows (from the inside) on the first and second floors of the Building, subject to Landlord's reasonable approval of all window coverings to be used as set forth above. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans also shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed except as provided above for Building structures or systems. Notwithstanding the foregoing, Tenant shall be solely responsible for the content of the Tenant Plans and coordination of the Tenant Plans with base building design. In addition, Landlord's approval of the Tenant Plans shall not constitute a warranty, covenant or assurance by Landlord that (i) any equipment or system shown thereon will have the features or perform the functions for which such equipment or system was designed, (ii) the Tenant Plans satisfy applicable code requirements, (iii) the Tenant Plans are sufficient to enable the Landlord's contractor to obtain a building permit for the Tenant Work, or (iv) the Tenant Work described thereon will not interfere with, and/or otherwise adversely affect, base Building systems. Tenant shall be solely responsible for the Tenant Plans' compliance with all applicable laws, rules and regulations of any governmental entity having jurisdiction over the Building and the Premises.

       4.5. Promptly after the construction documents for each phase have been approved by Landlord, Tenant shall provide to Landlord a CAD diskette of such construction documents and, upon any revisions to such construction documents pursuant to this Work Agreement, provide to Landlord a CAD diskette of the revised construction documents.

       4.6. If Landlord requests any additional information or clarifications from Tenant regarding the Tenant Work or the Tenant Plans, Tenant shall provide such information or respond to such inquiries, as requested, within three (3) business days after such request.

       4.7. Once the Lease has been fully executed, Landlord and Tenant intend for each deadline expressed in this Work Agreement to bind the parties even if any such deadline is before the date the Lease is executed.

       4.8. Tenant shall pay the cost of preparing the Tenant Plans, subject to application of the Planning Allowance (hereinafter defined). Landlord shall provide the Tenant with an allowance of Two Dollars ($2.00) per rentable square foot of the Premises to provide space programming and planning, and design and construction document preparation for the Premises (the "Planning Allowance"). Such Planning Allowance shall be paid to third parties by Landlord at the direction of the Tenant within thirty(30) days of receipt by Landlord of invoices substantiating the costs incurred by Tenant and lien waivers (if required by Landlord), in a form reasonably acceptable to Landlord. To the extent the full Planning Allowance is not used by the Tenant for the purposes set forth herein, then, provided that Tenant is not then in default under the Lease (including without limitation, any provision of this Work Agreement), the balance thereof shall be paid to Tenant by good check upon the occurrence of the Phase II Commencement Date and Tenant taking possession of the entire Premises. In addition, Landlord shall reimburse Tenant for the actual out-of-pocket costs incurred by Tenant for a preliminary test fit of the Premises, a space plan and three (3) revisions thereto. Tenant shall pay all additional costs incurred if Tenant requires more than three (3) revision to the space plan or if Tenant makes any revision to the space plan after it has been approved by Landlord.

5.     PRICING AND CONSTRUCTION.

       5.1. COST ESTIMATE. Within ten (10) business days after approval of the construction documents for any phase by Landlord, Landlord shall submit (or cause to be submitted) to Tenant a written estimate of the total cost of the Tenant Work (the "Cost Estimate") for such phase, which Cost Estimate shall be based upon fixed price bids solicited from at least three (3) general contractors (two (2) of which shall be selected by Tenant from among Landlord's list of approved contractors to be delivered to Tenant, and at least one of which shall be selected by Landlord). The Cost Estimate shall include all amounts charged by Landlord's contractor for performing all work and providing all materials in connection with the Tenant Work (including the Landlord's general contractor's general conditions, overhead and profit, as well as permit fees, and Landlord's Construction Management Fee). Landlord shall enter into a guaranteed maximum price contract with the general contractor based upon the Cost Estimate accepted by Tenant pursuant to Section 5.2 below. The amount, if any, by which the Cost Estimate for any phase exceeds the Improvement Allowance (as hereinafter defined) applicable to such phase shall be referred to herein as "Excess Cost" for such phase. For purposes of determining Excess Cost for each phase, the portion of the Improvement Allowance applicable to each phase shall be determined on a pro rata basis, based upon the relative rentable square feet contained in each phase.

       5.2.   ACCEPTANCE OF COST ESTIMATE; VALUE ENGINEERING. Tenant, within ten
              (10) days after receipt of the Cost Estimate for each phase, shall notify Landlord as to whether Tenant (i) accepts such Cost Estimate and wishes Landlord to commence the Tenant Work for such phase; or (ii) wishes to redesign such phase of the Premises so as to reduce such Excess Cost, if any. In the event Tenant wishes to redesign such phase of the Premises so as to reduce such Excess
              Cost:

              (a) said redesign shall be preformed at Tenant's sole expense, subject to application of any available Improvement Allowance;

              (b) said redesign (including revisions to the Tenant Plans) shall be completed and submitted to Landlord for approval within ten (10) days after Tenant's notice to Landlord that it wishes to redesign such phase of the Premises so as to reduce such Excess Cost; and

              (c)    said redesign shall be conclusive and binding on Tenant.

       In the event Tenant elects not to redesign such phase of the Premises or to partially redesign such phase of the Premises, any remaining Excess Cost relating to such phase shall be paid for in full by Tenant within five (5) business days after Tenant's receipt of the Cost Estimate (or within 5 business days after Tenant's receipt of a revised Cost Estimate, if Tenant redesigns the Premises) for such phase. Landlord shall not be obligated to commence any work until such Excess Cost is paid, and any delay in such payment shall be deemed a Tenant Delay. The term "Award Date," with respect to any phase, shall mean the date on which all of the following have occurred (i) Tenant has notify

       Landlord of Tenant's accepts of the Cost Estimate (after any redesign has occurred pursuant to Section 5.2 hereof) for such phase and of Tenant's wish that Landlord commence the Tenant Work for such phase, and (ii) Tenant has paid to Landlord any Excess Cost for such phase pursuant to this EXHIBIT B.

       5.3. CONSTRUCTION. After approval of the construction documents and the Cost Estimate for any phase, Landlord shall administer the construction of the Tenant Work for such phase in a good and workmanlike manner in substantial compliance with the approved construction documents and any change orders approved by Landlord for such phase. All Tenant Work shall be constructed by Landlord's general contractor with the exception of those items constructed by Tenant's contractor or vendor which shall be limited to telephone equipment, computer equipment, specialized office equipment, wiring, systems furniture, audio/visual equipment, Tenant's Network Operation Center Equipment and Tenant's Cyber Cafe equipment (collectively, "Tenant Special Equipment"). Landlord's prior written approval shall be required of any Tenant Special Equipment and any other equipment installed by Tenant or any vendor or contractor of Tenant and any equipment required to be installed by Landlord pursuant to the Tenant Plans (other than normal and customary office equipment), which approval shall not be unreasonably withheld, conditioned or delayed unless they affect the Building's structure or systems. Tenant shall be solely responsible for the work of its contractors and vendors.

6. CHANGE ORDERS. If Tenant request any change or addition to the work or materials to be provided by Landlord with respect to any phase pursuant to this Exhibit after Landlord's approval of the construction documents for such phase, Tenant shall submit with such request revised construction documents for such phase for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed unless the proposed change or addition affects the Building's structure or systems. Landlord shall respond to Tenant's request for consent no event later than five (5) business days after it being made. If Landlord approves such a request, Landlord shall as soon as practicable after such approval notify Tenant of the cost of such change order and the delay in substantial completion of the Tenant Work in the Premises, if any, due to the change order which would be Tenant's sole responsibility. All additional expenses attributable to any change order requested by Tenant and approved by Landlord, whether or not such change order relates to improvements paid for under the Tenant Work, shall be payable by Tenant, along with an additional construction management fee equal to five percent (5%) of the costs relating to such change order, upon approval by Tenant of the change order cost and/or delay, if any. Any delay in substantial completion of the Tenant Work in the Premises resulting from such change order shall be deemed a Tenant Delay.

7.     SUBSTANTIAL COMPLETION.

       7.1. SUBSTANTIAL COMPLETION. For purposes of this Lease (including all provisions of this Work Agreement), the Premises (or any particular floor thereof), and the Tenant Work therein, shall conclusively be deemed to be "substantially complete" as soon as
              (i) the Tenant Work (specifically excluding any of Tenant's telephone equipment, special office equipment, computer equipment, audio/visual equipment, cabling and wiring, supplemental HVAC equipment, systems furniture, other furniture and personal property, Tenant Special Equipment and any items to be installed or constructed by Tenant or Tenant's contractor or vendor) to be installed in the Premises (or such particular floor thereof) by Landlord pursuant to this Work Agreement has been constructed in accordance with the Tenant Plans approved by Landlord and any change orders approved by Landlord, as certified by Landlord's construction manager, subject to Landlord's completion of any punch list items of work which do not materially interfere with Tenant's permitted and intended use of the Premises (or such particular floor thereof), (ii) the Building's parking area is available for Tenant's use in accordance with the Lease, (iii) reasonable access to the Premises (or such particular floor thereof) is available for Tenant, (iv) the base Building systems necessary to provide the services required hereunder to be provided by Landlord to the Premises (or such particular floor thereof) are functional and (v) a temporary or permanent certificate of occupancy has been obtained for the Premises (or such particular floor thereof); provided, however that no such certificate of occupancy shall be required for the Premises (or such particular floor thereof) to be substantially complete if Landlord is unable to obtain such certificate of occupancy as a result of any act or omission of Tenant or Tenant's contractors or vendors, including without limitation, as a result of any systems furniture, Tenant Special Equipment or any work to be installed or constructed by Tenant or Tenant's contractors or vendors not being complete at the time that the Premises would otherwise be substantially complete. Tenant shall cooperate with Landlord in connection with Landlord obtaining certificate(s) of occupancy for the Premises. Notwithstanding the above, (a) the Premises (or such particular floor thereof) shall be considered substantially complete even though there remain to be completed in the Premises punch list items, including but not limited to minor or insubstantial details of construction, decoration or mechanical adjustment, the lack of completion of which will not materially interfere with Tenant's permitted and intended use of the Premises (or such particular floor thereof). In addition, notwithstanding the foregoing, upon the occupancy by Tenant of any portion of any floor of the Premises for the purpose of conducting business therein (as opposed to preparing the Premises for Tenant's use) such floor shall be deemed to be substantially complete, whether or not any of the other conditions to substantial completion have then occurred.

       7.2. TENANT DELAYS. Any delay resulting from any of the following items shall be referred to individually as a "Tenant Delay":

              (a) Tenant failure to comply with any of the deadlines specified in this Work Agreement; or

              (b) Any changes or additions to the Tenant Work or to the Tenant Plans (including without limitation, any changes or additions requested or required by Tenant or by any governmental authority or required in order to comply with any legal or base Building requirements or otherwise) with respect to any phase subsequent to the date of Landlord's approval of the construction documents for such phase; or

              (c) Tenant's failure to pay when due any amounts required pursuant to this Work Agreement; or

              (d) The performance of any work by any person or firm employed or retained by Tenant; or

              (e) Tenant's request for materials, finishes or installations which are not available as needed to meet the general contractor's schedule for substantial completion ("Long Leadtime Items"); or

              (f) Tenant's or Tenant's agent, including Tenant's contractors, vendors, and Tenant's Representative's interference with the general contractor's schedule;

              (g) Any default under the Lease (including without limitation any provisions of this Work Agreement); or

              (h) Any other Tenant-caused delay in completing construction of the Tenant Work.

              On or before the date that Landlord submits to Tenant written estimates of the cost of the Tenant Work for any phase pursuant to
              Section 5.1 of this Work Agreement, Landlord shall identify the Long Leadtime Items for such phase shown on the construction documents of which Landlord is then aware. If Landlord's general contractor provides Landlord with notice (written or oral) of a Tenant Delay, Landlord shall provide Tenant notice thereof within five (5) days of Landlord's receipt of such written notice from Landlord's general contractor.

       7.3. LANDLORD DELAY. The following items shall be referred to individually as a "Landlord Delay":

              (i) Landlord's failure to substantially complete the Tenant Work to be built by Landlord in the Premises (or any particular floor thereof, in the case of a Landlord Delay applicable to such particular floor) pursuant to this EXHIBIT B within the applicable Allocated Construction Period (hereinafter defined); and

              (ii) Landlord's failure to comply with any of the deadlines specified in Sections 4.1, 4.2 and 4.3 (or of the deadlines applicable to the plans for any particular floor thereof, in the case of a Landlord Delay applicable to any such particular floor) of this Work Agreement.

              The "Allocated Construction Period" applicable to the Premises (or any floor thereof) shall mean the one hundred sixty-eight (168) calendar day period after the Award Date for the Premises (or in the case of any particular floor, the Award Date applicable to the phase in which such floor is located), which period shall be extended one (1) day for each day of delay caused by an event of Tenant Delay or event of Construction Force Majeure. The term "Construction Force Majeure" shall mean acts of God, strikes, sabotage, accidents, acts of war, fire and casualty, moratoriums affecting construction, insurance reimbursement problems or delays, emergencies, energy shortage, the failure of the applicable governmental authority to issue building permits for the Tenant Work within twenty-one (21) days after Landlord has submitted to the appropriate authority an application for such building permit with the required documentation, the failure of the applicable governmental authority to conduct inspections required in connection with the Tenant Work (and issue its approval or disapproval thereof) within three (3) business days after Landlord has submitted to the appropriate authority a request for such inspection or the failure of the applicable governmental authority to issue a certificate of occupancy for the Premises within five (5) business days after Landlord has submitted to the appropriate authority an application (which application shall have been submitted after receipt of the approvals from all inspections that are required as a condition precedent to submitting such application) for such certificate of occupancy. Landlord shall provide to Tenant notice of the occurrence of an event of Construction Force Majeure within five
              (5) business days of Landlord becoming aware that such event of Construction Force Majeure has occurred.

       7.4. PUNCH LIST. Prior to delivery of possession of the each phase of the Premises to Tenant, Landlord, Landlord's construction manager, the Leasehold Engineer and the Leasehold Architect shall prepare a preliminary punch list in writing for Landlord and Tenant's review and Landlord and Tenant shall examine the applicable phase of the Premises and shall agree on a final "punch list" for such phase which shall specify the items of work that require correction, repair or replacement. Tenant shall approve such punch list in writing within two (2) working days of the walk-through.

8. MOVING ALLOWANCE. Landlord shall provide the Tenant with an allowance of Two Dollars ($2.00) per rentable square foot of the Premises to cover the cost of the Tenant's relocation to the Premises, including, without limitation, expenses for movers, move consultants, furniture and equipment take-down and set-up (the "Moving Allowance"). Such Moving Allowance will be paid to third parties by Landlord at the direction of the Tenant within thirty (30) days of receipt by Landlord of invoices (in a form reasonably acceptable to Landlord) substantiating the costs thereof incurred by Tenant. To the extent the full Moving Allowance is not used by the Tenant for the purposes set forth herein, then, provided that Tenant is not then in default under the Lease (including without limitation, any provision of this Work Agreement), the balance thereof shall be paid to Tenant by good check upon the occurrence of the Phase II Commencement Date and Tenant taking possession of the entire Premises.

9. POSSESSION BY TENANT. The taking of possession of each phase of the Premises by Tenant shall constitute an acknowledgment by Tenant that such phase of the Premises is in good condition and that all work and materials provided by Landlord with respect to such phase are satisfactory and

       Landlord has satisfactorily performed all work with respect to such phase to be performed by it pursuant hereto, subject to certain punch list items described in Paragraph 7.3, above and subject to Landlord's obligation to correct any Latent Defects (hereinafter defined) in such phase of the Premises as hereinafter provided. Landlord shall correct any Latent Defects in any phase of the Premises which materially impair Tenant's use of such phase of the Premises, provided that Tenant delivers to Landlord written notice thereof within twelve (12) months after the applicable commencement date for such phase. Landlord agrees to use reasonable efforts to complete all items of Tenant Work on the punch list for each phase within thirty (30) days after such punchlist is prepared, or as soon thereafter as is reasonably practicable. As used herein, the term "Latent Defect," with respect to any phase, shall mean a defect in the physical condition of the such phase of the Premises existing as of the date such phase of the Premises is delivered to Tenant that could not have reasonably been discovered prior to Tenant taking possession of such phase of the Premises by a commercially reasonable visual inspection of such phase of the Premises; provided, however, that it is understood that a Latent Defect shall not include a defect in the design of the Tenant Work.

                                   EXHIBIT B-1

                            MODIFIED SHELL DEFINITION

STRUCTURE:              Post-Tensioned Reinforced Concrete Frame, 100 lbs/sq.
                        ft. minimum load capacity. (Meets GSA requirements)

EXTERIOR:               Precast concrete frames with reflective insulated
                        windows and curtainwall.

COLUMN SPACING:         28' X 42'

ROOF:                   Ballasted IRMA roofing with a 10 year warranty.

FINISHED CEILING
HEIGHT:       9' 6" on first floor, 9' on floors 2 through 7.

HVAC SYSTEM:Central plant on rooftop penthouse with centrifugal chillers and cooling towers. Two air handling units on each floor serving all VAV zones. Trunk ducts, all VAV boxes and perimeter slot diffusers will be installed with the base building. Interior diffusers and flex duct will be paid from the Improvement Allowance.

                        Building HVAC design criteria shall be:

                                 Summer:     76 degrees F db +- 2 degrees and
                                             50% +- 5%.
                                             Up to 95 degrees F db outside air
                                             temperatures.

                                 Winter:     70 degrees F db +- 2 degrees and
                                             30% +- 5%.
                                             Down to 0 degrees F db outside air
                                             temperatures.

                        Outside air for ventilation will be provided at the rate of 20 CFM per person consistent with current ASHRAE Guidelines for acceptable indoor air quality.

                        Mechanical system will permit two zones of operation per floor. Medium and low pressure duct work will be installed from each floor's air handling unit to the VAV's. 18 exterior VAV boxes with electric resistance heaters averaging 1200 CFM in size and 10 interior VAV boxes averaging 1400 CFM in size will be installed with thermostats and 20' of cable with the base building.

                        Each floor will be equipped with 87 tons of HVAC capacity, or the equivalent ratio of one ton of HVAC for each 266 square feet of floor area.

                        A supplemental cooling tower with condenser water riser serving each floor will be installed with the base building use by the tenants for 24 hour operation of tenant supplied air handling units.

ELECTRICAL SYSTEM:      5.2 watts/sq. ft. on Tenant's floor and 2.5 watts/sq.
                        ft. available for lighting on tenant floor. Single electrical service entrance with single-pad mounted transformer outside of the Building. 480V plug-in bus riser with step-down dry type transformers with K factor for 120/208V for Tenant's power distribution at each floor.

                        Location for additional emergency generator and conduit to main electrical room will be installed with base building.

LIFE SAFETY:            Fire standpipe and base building fire alarm system will
                        be installed per building
                        code. Vertical sprinkler riser distribution to each floor and sprinkler loop with upturned heads at the ratio of one head per 130 sq. ft. will be installed with the base building.

WET COLUMNS:            4 wet columns per floor for use by Tenant.

WINDOW COVERINGS:       1" slat Venetian blinds, to be paid for from Tenant's
                        Improvement Allowance.

ENERGY MANAGEMENT:      Automated base building energy management system with
                        remote monitoring.

ELEVATORS:              4 traction passenger elevators, 350 feet per minute,
                        with 3,500 lb. capacity.

SECURITY SYSTEM:        Building perimeter and elevators.

REST ROOMS:             1 set of women's and men's restrooms will be fully
                        finished on each floor with base building.

TYPICAL FLOOR LOBBIES:  Typical floor lobby finishes and finishes to corridors connecting stairs will be paid for from Tenant's Improvement Allowance.

FIBER OPTICS:           Vertical risers to accommodate T-1 lines for connection
                        to the Internet are provided to each floor of the Building.

PARKING:                Underground parking with finished garage elevator lobby.

ADDITIONAL ITEMS:       -      Perimeter diffusers and bulkheads on each floor
                               as per base building drawings.

                        - Sprinkler heads are a ratio of one head per 130 sq. ft. as installed within the Building (as set forth above).

                        - An allowance of $5,000.00 per floor to provide construction of lobby areas on each floor. This is in addition to Landlord provided restrooms on each floor.

                        - Two (2) sets of 4" conduits will be made available for the sole use of Tenant to install their own fiber optic service from street to the Building telephone riser.

                                    EXHIBIT C

                              RULES AND REGULATIONS

Definitions of terms are set forth in the Lease to which these Rules and Regulations are attached by reference.

       The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to ensure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any violation of these rules and regulations by Tenant that continues ten (10) days or more after notice thereof from Landlord, shall be deemed to be a Default under the Lease.

       Landlord may, upon request by any tenant, waive the compliance by such tenant to any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule and regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and
(iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the exterior of any wall of the Building or visible from outside the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens visible from outside the Premises shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, reasonably approved by Landlord.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5. Except as otherwise provided herein, there shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loudspeaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

6. No vehicles or animals, birds or pets of any kind (other than seeing-eye dogs assisting disabled persons) shall be brought into or kept in or about the Premises, and no cooking (except for hot-plate or microwave cooking by Tenant's employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

7. Except as specifically set forth in the Lease (and then only to the extent permitted under all applicable laws and regulations, including all zoning laws and regulations), No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of the Premises by each tenant was approved by Landlord prior to execution of the Lease and such use may not be changed without the prior approval of Landlord.

8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9. No flammable, combustible or explosive fluid, chemical, asbestos or other hazardous substance or any other material harmful to tenants of the Building shall be brought, installed in or kept upon the Premises; except that Tenant shall be permitted to use and keep in the Premises such cleaning, copier and other supplies as are reasonable and customary for office use, provided that Tenant uses, stores and disposes of same in accordance with all applicable laws. No space heaters, fans or individual air conditioning units may be used in the Premises, without Landlord's prior written consent in accordance with EXHIBIT B of the Lease. Any electrical or extension cords deemed to be a fire hazard by Landlord in Landlord's sole discretion shall be removed.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

11. Landlord reserves the right to make reasonable inspections of all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

12. No tenant shall pay any employees on the Premises, except those actually working for such tenant on the Premises.

13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management, security guard on duty or security system monitor. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at any hour, Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons from whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

14. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

15. Each tenant, before closing and leaving the Premises at any time, shall see that all windows are closed.

16. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to Tenant (and paid with the next installment of Rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

17. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

18. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant to the Building.

19.    Mats, trash or other objects shall not be placed in the public corridors.

20. Landlord does not maintain finishes within the Premises which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenant's expense.

21. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant's own expense.

22. No minors shall be allowed to congregate or play in the common areas of the Building. It shall be the responsibility of all tenants to see that the minor children of their employees who visit the Building (whether during the normal hours of operation of the Building, or after-hours, on Saturdays, Sunday or legal holidays) are adequately supervised by an adult and do not assemble or play in the common areas of the Building.

                                    EXHIBIT D

                              ESTOPPEL CERTIFICATE

                                     [Date]
------------------------
------------------------
------------------------
------------------------

                Re: ______________________________________

To Whom It May Concern:

       It is our understanding that you have placed or committed to place a mortgage upon the subject premises and have required this certification by the undersigned.

       The undersigned, as Tenant, under that certain Agreement of Lease dated ________ __, 199_ ("Lease") made with ____________________ ("Landlord"), hereby ratifies the Lease and certifies as follows:

1. The undersigned has entered into occupancy of the "Premises" described in the Lease on ______________ __, 199_;

2. [The undersigned is presently preparing the Premises for use by the undersigned][[The undersigned is presently open and conducting business with the public in the Premises]];

3. The operation and use of the Premises do not involve the generation, treatment, storage, disposal or release of hazardous substance or a solid waste into the environment and that the Premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes;

4. Base Rent in the annual amount of $___________ is payable from the Commencement Date, i.e., ____________________________;

5. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended;

6. The Lease represents the entire agreement between the parties as to the leasing of the Premises;

7.     The Term of the Lease expires on ____________ __, ____;

8. To the best of the undersigned's knowledge (after due investigation and inquiry), all conditions under the Lease to be performed by the Landlord [other than payment of the allowance set forth in the Work letter, being EXHIBIT B to the Lease] have been satisfied, including but without limitation, all co-tenancy requirements thereunder, except as followed __________________;

9. [Intentionally omitted][[All required contributions by Landlord to Tenant on account of Tenant's improvements have been received]];

10. To the best of Tenant's knowledge, on this date, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord.

11. No rental has been paid in advance, except that the first month's rent in the amount of $__________ and the Security Deposit in the amount of $___________ have been deposited with Landlord.

                                                        ------------------------

                                                        By: ____________________
                                                        Name: __________________

                                                       Its: ____________________

                                    EXHIBIT E

                              INTENTIONALLY OMITTED

                                    EXHIBIT F

                               HVAC SPECIFICATIONS

A.     SUMMER:

       Room conditions not in excess of 76 degrees F dry bulb and 55% relative humidity when outside conditions do not exceed 95 degrees F dry bulb and 78 degrees F wet bulb, provided that Tenant complies with the following conditions:

       1. Light-colored blinds, fully drawn, with slats at 45 degrees angle coincident with peak sun load;

       2.     Electric load does not exceed 5 watts per square foot; and

       3. People load does not exceed an average one person per 100 square feet for office space.

B.     WINTER:

       Room conditions of not less than 68 degrees F and 30% relative humidity when the outside dry bulb temperature is not less than 0 degrees F.

NOTE: The foregoing HVAC Specifications shall not apply to any kitchen, conference room, computer room, copy room or other areas of the Premises in which excessive heat is produced, which areas may require supplemental air-conditioning in order to comply with the foregoing specification.

                                    EXHIBIT G

                            FORM OF LETTER OF CREDIT

[Lending Institution Name]
[Address of Lending Institution]                        Date: __________, 199__

              IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________

Account Party
[Account Party's Name]
[Account Party Address]

In favor of: Beneficiary

[Beneficiary Name], its successors and assigns
[Beneficiary Address]

       AMOUNT                                        EXPIRY DATE:
USD  _____________                                           [Expiry Date]
[Dollar Amount] U.S. Dollars Only

Gentlemen:

We hereby open our irrevocable letter of credit in your favor for an amount of USD [Numeric Dollar Amount] ([Alphabetic Dollar Amount] U.S. Dollars Only) available by your draft at sight drawn on the [Lending Institution Name, Lending Institution Address], bearing the clause "Drawn under [Lending Institution Name] Letter of Credit No. _______ dated ________, 199__," and accompanied by the following document:

       Beneficiary's signed statement stating that: "[Beneficiary Name] is entitled to draw upon this Letter of Credit pursuant to the terms of that Lease dated [Lease Date] for premises at [Premises Address] between [Account Party Name] and [Beneficiary Name]. [Beneficiary Name] hereby makes demand for the payment of the entire amount of the Letter of Credit" Such statement shall be conclusive as to such matters.

This Letter of Credit is transferable to a transferee of Beneficiary's entire interest as landlord in that Lease dated [Lease Date] for premises at [Premises Address] between [Account Party Name] and [Beneficiary Name], as the same may be amended or modified from time to time.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, or amplified by reference to any document(s), instrument(s), contract(s), or agreement(s) referred to herein or in which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document(s), instrument(s), contract(s), or agreement(s).

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiration date of this Letter of Credit unless at least sixty (60) days prior to the then current expiration date we notify the Beneficiary by registered letter that we elect not to consider this Letter of Credit renewed for such additional period. If such notice is given, then during such notice period (i.e., the at least sixty (60) day period commencing on the date of such notice and ending with the then applicable expiration date of this Letter of Credit), this Letter of Credit shall remain in full force and effect and Beneficiary may draw up to the full amount of the sum when accompanied by a statement described above in the first paragraph of this Letter of Credit.

Partial draws shall be permitted under this Letter of Credit.

We hereby engage with you that drafts drawn and presented in compliance with the terms of this credit will be immediately honored by us if presented at any of our offices on or before [Expiry Date], as such date may be extended pursuant to the terms hereof.

This Letter of Credit is subject to The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, which is incorporated by reference herein.

Very truly yours,

------------------------------
Authorized Signature

                                    EXHIBIT H

                     LOCATION OF TENANT'S ANTENNA EQUIPMENT